Confidential

Execution Version

Exhibit 10.15

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

LICENSE AGREEMENT

by and between

AKCEA THERAPEUTICS, INC.

and

PFIZER INC.

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TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		1
ARTICLE 2 DEVELOPMENT AND COMMERCIALIZATION		19
2.1	Development Plan	19
2.2	Initial Development Plan	19
2.3	Updating the Development Plan.	19
2.4	Completion of the NAFLD Trial	20
2.5	Disclosure of Results	21
2.6	Results, Reports and Analyses	21
2.7	Commercialization and Pfizer Diligence.	21
2.8	Regulatory Strategy	22
2.9	Technology Transfer	23
2.10	Class Generic Claims for the Product	23
2.11	Adverse Event Reporting; Global Safety Database.	24
2.12	Records	25
ARTICLE 3 MANUFACTURING AND SUPPLY		25
3.1	Manufacturing	25
3.2	Manufacturing Transition Assistance	25
3.3	Transfer of Existing Inventory	25
3.4	Additional API Supply	25
ARTICLE 4 GENERAL PROVISIONS RELATING TO THE PROGRAM		26
4.1	Project Managers	26
4.2	Compliance	26
4.3	Subcontracting	26
4.4	Materials Transfer	26

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ARTICLE 5 LICENSE GRANTS		27
5.1	License Grant	27
5.2	Pfizer’s Sublicensing Rights	27
5.3	Requests to Grant Sublicenses to CMOs	27
5.4	Effect of Termination on Sublicenses	27
5.5	Consequence of Natural Expiration of this Agreement	28
5.6	No Other Rights	28
5.7	Section 365(n) of the Bankruptcy Code	28
5.8	License Conditions; Limitations	28
5.9	Cross-Licenses under Program Technology.	28
ARTICLE 6 EXCLUSIVITY PROVISIONS		29
6.1	Exclusivity Covenants	29
6.2	Limitations and Exceptions to Akcea’s Exclusivity Covenants	29
6.3	Competitive Oligo Transactions	29
ARTICLE 7 CLOSING		30
7.1	Closing	30
7.2	Closing Deliverables	30
7.3	Conditions to Closing	30
7.4	Covenants between Signing and Closing	31
ARTICLE 8 UPFRONT FEE; MILESTONES AND ROYALTIES; PAYMENTS		32
8.1	Upfront Fee	32
8.2	Development and Regulatory Milestone Payments	32
8.3	Sales Milestone Payments	33
8.4	Limitations on Milestone Payments; Exceptions; Notice	33
8.5	Royalties	34

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8.6	Royalty Deductions	35
8.7	Reports; Payment of Royalty	35
8.8	Third Party Licenses.	35
8.9	Invoices	36
8.10	Accounting	36
8.11	Methods of Payments	37
8.12	Taxes.	37
8.13	Currency Exchange	38
8.14	Interest	39
ARTICLE 9 INTELLECTUAL PROPERTY		39
9.1	Ownership of Inventions; Disclosure.	39
9.2	Filing, Prosecution and Maintenance of Patents	40
9.3	Defense of Claims Brought by Third Parties; Oppositions.	42
9.4	Enforcement of Patents Against Competitive Infringement	42
9.5	Patent Listing	44
9.6	Joint Research Agreement under the Leahy-Smith America Invents Act	44
9.7	Additional Rights and Exceptions	44
9.8	Patent Term Extension	45
ARTICLE 10 CONFIDENTIALITY		45
10.1	Confidentiality; Exceptions	45
10.2	Prior Confidentiality Agreements Superseded	46
10.3	Authorized Disclosure	46
10.4	Press Release; Disclosure of Agreement	46
10.5	Publications	47
10.6	Remedies	48

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10.7	Ongoing Obligation for Confidentiality	48
10.8	Acknowledgment	48
ARTICLE 11 REPRESENTATIONS AND WARRANTIES		49
11.1	Representations and Warranties of Both Parties	49
11.2	Representations, Warranties and Covenants, as applicable, of Akcea	50
11.3	Representations and Warranties of Pfizer	53
11.4	Covenants of Akcea	53
11.5	Antitrust Filings	54
11.6	Disclaimer	55
ARTICLE 12 INDEMNIFICATION; INSURANCE		56
12.1	Indemnification by Pfizer	56
12.2	Indemnification by Akcea	56
12.3	Procedure	57
12.4	Insurance	57
12.5	Damages Waiver	58
ARTICLE 13 TERM AND TERMINATION		58
13.1	Term	58
13.2	Termination.	58
13.3	Effects of Termination	59
13.4	Accrued Rights; Surviving Provisions of the Agreement	61
ARTICLE 14 MISCELLANEOUS		62
14.1	Governing Law	62
14.2	Dispute Resolution	62
14.3	Injunctive Relief; Court Actions	63
14.4	Assignment	63

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14.5	Performance by Affiliates	63
14.6	Force Majeure	63
14.7	Notices	64
14.8	Export Clause	65
14.9	Waiver	65
14.10	Severability	66
14.11	Entire Agreement; Amendments	66
14.12	Independent Contractors	66
14.13	Headings; Construction; Interpretation	66
14.14	Further Actions	67
14.15	Parties in Interest	67
14.16	Counterparts	67

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This LICENSE AGREEMENT (the “Agreement”) is executed as of October 4, 2019 (the “Execution Date”), by and between Pfizer Inc., a Delaware corporation, having its principal place of business at 235 East 42nd Street, New York, New York 10017 (“Pfizer”), and Akcea Therapeutics, Inc., a Delaware corporation, having its principal place of business at 22 Boston Wharf Road, 9th Floor, Boston, MA 02210 (“Akcea”). Pfizer and Akcea will be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Pfizer and Akcea are biopharmaceutical companies focused on developing, manufacturing and commercializing therapeutics on a global basis;

WHEREAS, Akcea has in-licensed certain worldwide rights from its Affiliate Ionis to develop, manufacture, and commercialize AKCEA-ANGPTL3-LRx;

WHEREAS, Pfizer desires to receive from Akcea, and Akcea desires to grant to Pfizer, certain rights under this Agreement, including a worldwide license to develop, manufacture and commercialize AKCEA-ANGPTL3-LRx; and

WHEREAS, simultaneously herewith and in connection with the transactions contemplated hereby, Pfizer, Akcea and Ionis have entered into a separate letter agreement (the “Letter Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1
DEFINITIONS

As used in this Agreement, the following terms will have the meanings set forth below:

1.1“Additional Core IP” means Third Party intellectual property that would have constituted Akcea Core Technology IP if Controlled by Akcea on the Execution Date or at any time during the Term. For clarity, Additional Core IP does not include any Patent Rights claiming (or intellectual property related to) formulation or delivery technology, delivery devices, other active ingredients or Conjugate Technology (other than the THA Cluster).

1.2“Additional Product-Specific IP” means Third Party intellectual property that would have constituted Akcea Product-Specific IP if Controlled by Akcea on the Execution Date or at any time during the Term. For clarity, Additional Product-Specific IP does not include any Patent Rights claiming (or intellectual property related to) formulation or delivery technology, delivery devices, other active ingredients or Conjugate Technology (other than the THA Cluster).

1.3“Acquirer” has the meaning set forth in the definition of “Change of Control”.

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1.4“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a Party to this Agreement, regardless of whether such Affiliate is or becomes an Affiliate on or after the Execution Date. A Person will be deemed to “control” another Person if it (a) owns, directly or indirectly, beneficially or legally, more than 50% of the outstanding voting securities or capital stock of such other Person, or has other comparable ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of such other Person. For the avoidance of doubt, Ionis and Akcea will constitute an “Affiliate” of each other for purposes of this Agreement.

1.5“AKCEA-ANGPTL3-LRx” or the “Compound” means the antisense oligonucleotide compound having the following sequence and chemistry: 5’-[THA GalNAc]- GsGoAoMeCoAoTsTsGsMeCsMeCsAsGsTsAsAsToMeCoGsMeCsA -3’ (including, but not limited to, Vupanorsen), including any pharmaceutically acceptable salts thereof. “THA-GalNAc” is a conjugate group having three GalNAc sugars linked to the oligonucleotide through a tris-hexylamino-phosphodiester linker as shown in Schedule 1.5. The nucleosides are represented as follows: “A” represents adenosine, “G” represents guanosine, “T” represents thymidine or 5-methyl uridine, and “MeC” represents 5-methyl cytidine. The underlined nucleosides are 2’-O-(2-methoxyethyl) nucleosides (2’-MOE nucleosides). The internucleoside linkages are either phosphodiester (indicated by subscript “o”) or phosphorothioate (indicated by subscript “s”). The stereochemistry of the phosphorothioate linkages is not controlled, resulting in a racemic mixture of stereo-random phosphorothioate linkages. The structure of the anionic form of AKCEA-ANGPTL3-LRx is shown in Schedule 1.5.

1.6“Akcea Core Technology IP” means the Akcea Core Technology Know-How and the Akcea Core Technology Patent Rights, including, for the avoidance of doubt, any Additional Core IP that Akcea has obtained a license to under Section 8.8.4(a).

1.7“Akcea Core Technology Know-How” means all Know-How Controlled by Akcea or its Affiliates on the Execution Date or at any time during the Term that (a) is necessary or used by Akcea to Exploit the Compound or the Product, and (b) relates generally to oligonucleotides, including Conjugate Technology, in each case other than Akcea Product-Specific Know-How or Akcea Manufacturing and Analytical Know-How. For clarity, Akcea Core Technology Know-How does not include any Know-How covering formulation technology or delivery devices (other than Conjugate Technology).

1.8“Akcea Core Technology Patent Rights” means all Patent Rights Controlled by Akcea or its Affiliates on the Execution Date or at any time during the Term that (a) is necessary or used by Akcea to Exploit the Compound or the Product, and (b) claims subject matter generally applicable to oligonucleotides, including Conjugate Technology, in each case other than Akcea Product-Specific Patent Rights or Akcea Manufacturing Patent Rights; except Akcea Core Technology Patent Rights do not include Patent Rights (x) specifically directed to oligonucleotide compounds that specifically modulate expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3 (which will be Akcea Product-Specific Patent Rights), or (y) claiming formulation technology or delivery devices (other than Conjugate Technology). The Akcea Core Technology Patent Rights as of the Execution Date are set forth on Schedule 1.8 attached hereto.

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1.9“Akcea FTE Rate” means $[***] per hour. The Akcea FTE Rate will be increased each calendar year thereafter by the net positive unadjusted percentage change (if any) in the Consumer Price Index published by the Bureau of Labor Statistics, United States Department of Labor, measured over the 12-month period ending December 31 of any calendar year.

1.10“Akcea Indemnified Parties” has the meaning set forth in Section 12.1.

1.11“Akcea IP” means, collectively, the Akcea Core Technology IP, the Akcea Manufacturing IP and the Akcea Product-Specific IP and any other intellectual property Controlled by Akcea or its Affiliates on the Execution Date or any time during the Term that Covers the Compound, intermediates or the Product.

1.12“Akcea Manufacturing and Analytical Know-How” means Know-How Controlled by Akcea or its Affiliates on the Execution Date or at any time during the Term that relates to the synthesis or analysis of an oligonucleotide, including the Compound or the Product, regardless of sequence or chemical modification Controlled by Akcea or its Affiliates on the Execution Date or at any time during the Term; except Akcea Manufacturing and Analytical Know-How does not include any Know-How covering formulation technology or delivery devices (other than methods of synthesizing or analyzing Conjugate Technology).

1.13“Akcea Manufacturing IP” means the Akcea Manufacturing and Analytical Know-How and the Akcea Manufacturing Patent Rights.

1.14“Akcea Manufacturing Patent Rights” means the Patent Rights Controlled by Akcea or its Affiliates on the Execution Date or at any time during the Term that claim the synthesis or analysis of an oligonucleotide, including the Compound or the Product, regardless of sequence or chemical modification; except Akcea Manufacturing Patent Rights do not include Patent Rights (a) specifically directed to oligonucleotide compounds that specifically modulate expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3 (which will be Akcea Product-Specific Patent Rights), or (b) claiming formulation technology or delivery devices (other than methods of synthesizing or analyzing Conjugate Technology). The Akcea Manufacturing Patent Rights as of the Execution Date are set forth on Schedule 1.14 attached hereto.

1.15“Akcea Patent Rights” means, collectively, the Akcea Core Technology Patent Rights, the Akcea Manufacturing Patent Rights and the Akcea Product-Specific Patent Rights.

1.16“Akcea Product-Specific IP” means the Akcea Product-Specific Know-How and the Akcea Product-Specific Patent Rights.

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1.17“Akcea Product-Specific Know-How” means all Know-How Controlled by Akcea or its Affiliates on the Execution Date or at any time during the Term necessary or used by Akcea to Exploit the Compound or the Product or disclosed by Akcea to Pfizer and, in each case that specifically relates to (a) the composition of matter of the Compound, intermediates or the Product, or (b) methods of using the Compound, intermediates or the Product as a prophylactic, therapeutic or diagnostic; provided, however, Know-How Controlled by Akcea or any of its Affiliates that (i) consists of subject matter applicable to oligonucleotide compounds or products in general, or (ii) relates to an oligonucleotide compound that does not specifically modulate expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3, will not be considered Akcea Product-Specific Know-How. Know-How that would otherwise qualify as Akcea Product-Specific Know-How but for clauses (i) or (ii) will be considered Akcea Core Technology Know-How. For clarity, Akcea Product-Specific Know-How does not include any Know-How covering formulation technology or delivery devices (other than Conjugate Technology).

1.18“Akcea Product-Specific Patent Rights” means all Patent Rights Controlled by Akcea or its Affiliates on the Execution Date or at any time during the Term Covering (a) the composition of matter of the Compound, intermediates or the Product, (b) methods of using the Compound, intermediates or the Product, or (c) an oligonucleotide compound that specifically modulates expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3; provided, however, that Patent Rights Controlled by Akcea or any of its Affiliates to the extent that such Patent Rights include any claims that are directed to (i) subject matter applicable to oligonucleotide compounds or products in general or (ii) an oligonucleotide compound that does not specifically modulate expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3, will not be considered Akcea Product-Specific Patent Rights. Patent Rights that would otherwise qualify as Akcea Product-Specific Patent Rights but for clauses (i) or (ii) will be considered Akcea Core Technology Patent Rights. For clarity, Akcea Product-Specific Patent Rights do not include any Patent Rights claiming formulation technology or delivery devices (other than Conjugate Technology). The Akcea Product-Specific Patent Rights as of the Execution Date are set forth on Schedule 1.18 attached hereto.

1.19“Akcea Program Technology” has the meaning set forth in Section 9.1.2(b).

1.20“ANGPTL3” means the human gene angiopoieten like 3 (NCBI Accession No. NM_014495.4 and GENBANK Accession No. NT_032977.9 truncated from nucleotides 33032001 to 33046000) or any alternative splice variants, mutants, polymorphisms and fragments thereof.

1.21“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Authority having jurisdiction with respect to the transactions contemplated hereby pursuant to applicable Antitrust Laws.

1.22“Antitrust Filings” has the meaning set forth in Section 11.5.1.

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1.23“Antitrust Laws” means any Laws applicable to Pfizer and Akcea under any applicable jurisdiction that are designed or intended to prohibit, restrict, or regulate actions having the purpose or effect of monopolization or restraint of trade.

1.24“API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP (unless expressly stated otherwise) for the Product. The quantity of API will be the as-is, gross mass of the API after lyophilization (i.e., including such amounts of water, impurities, salt, heavy metals, etc. within the limits set forth in the API specifications).

1.25“Breaching Party” has the meaning set forth in Section 13.2.1.

1.26“Business Day” means any day, other than Saturday, Sunday, or any statutory holiday or bank holiday in the United States.

1.27“Change of Control” means, with respect to a Party (a) the acquisition of beneficial ownership, directly or indirectly, by any Third Party of securities or other voting interest of such Party representing a majority or more of the combined voting power of such Party’s then outstanding securities or other voting interests, (b) any merger, reorganization, consolidation or business combination involving such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, consolidation or business combination ceasing to hold beneficial ownership of more than 50% of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or business combination, or (c) any sale, lease, exchange, contribution or other transfer to a Third Party (in one transaction or a series of related transactions) of all or substantially all of the assets of such Party to which this Agreement relates. The acquiring or combining Third Party in any of clause (a), (b) or (c), is referred to herein as the “Acquirer”.

1.28“Clinical Trial” means a Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial or (a) any human clinical trial in any country after Regulatory Approval and includes (i) clinical trials conducted voluntarily after Regulatory Approval for enhancing marketing or scientific knowledge of an approved Indication or (ii) trials conducted after Regulatory Approval due to request or requirement of a Regulatory Authority or as a condition of a previously granted Regulatory Approval, or (b) any REMS/RMP related study after Regulatory Approval.

1.29“Closing” has the meaning set forth in in Section 7.1.

1.30“Closing Date” means the date upon which Closing occurs.

1.31“CMO” has the meaning set forth in Section 5.3.

1.32“Co-Commercialize” or “Co-Commercialization” has the meaning set forth in Schedule 2.7.3.

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1.33“Commercialization” and “Commercialize” means any and all activities undertaken relating to the marketing, obtaining pricing and reimbursement approvals, post-marketing commitments, promotion (including advertising, detailing or continuing medical education), any other offering for sale or any sale of a product, including any distribution, importation, exportation or transport of a product for sales purposes. “Commercialization” will not include Development or Manufacturing.

1.34“Commercially Reasonable Efforts” means the good faith efforts that Pfizer would reasonably devote to a product of market potential or profit potential similar to the Product, at a stage in development or product life similar to the Product, taking into account all Relevant Factors in effect at the time such efforts are to be expended. Without limiting any of the foregoing, (a) Commercially Reasonable Efforts as it applies to Pfizer’s Development of a Product hereunder includes the performance of the activities under the Development Plan in accordance with the estimated timelines set forth therein, (b) if Pfizer is Developing the Product in accordance with the estimated timelines set forth in the initial Development Plan as described in Section 2.2 or as otherwise mutually agreed in good faith between the Parties, such Development will be deemed to be conclusive evidence of the use of Commercially Reasonable Efforts, and (c) if Pfizer is using good faith efforts that Pfizer would reasonably devote to a product of market potential or profit potential similar to the Product, at a stage in development or product life similar to the Product, taking into account all Relevant Factors in effect at the time such efforts are to be expended to Sublicense, assign or otherwise transfer rights to the Product to further Develop or Commercialize the Product consistent with Pfizer’s obligations under Section 2.1 and Section 2.7, such conduct will be deemed to be conclusive evidence of the use of Commercially Reasonable Efforts for purposes of Section 2.1 and Section 2.7.1. Pfizer will provide Akcea with good faith updates on such efforts upon Akcea’s reasonable request.

1.35 “Competitive Infringement” has the meaning set forth in Section 9.4.

1.36“Competitive Oligo” means an oligonucleotide that is designed to bind to the RNA that encodes ANGPTL3.

1.37“Complete,” “Completed,” or “Completion” means, with respect to a Clinical Trial, the point in time at which database lock for such trial has occurred and, if such trial has a statistical analysis plan, the primary endpoint and key safety data (including tables, listings and figures generated based on that database lock) under the statistical analysis plan for such trial are available.

1.38“Confidential Information” has the meaning set forth in Section 10.1.

1.39“Conjugate Technology” means chemistry designed to enhance targeting or uptake of antisense drugs to specific tissues and cells. Conjugate Technology includes N-acetylgalactosamine (GalNAc) ligand conjugates capable of binding to the asialoglycoprotein receptor (ASGP-R) and enhancing the targeting or uptake of antisense drugs to the liver.

1.40“Control” or “Controlled” means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party (or Ionis with respect to the rights obtained from Ionis under the Ionis/Akcea License Agreement). Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that later becomes an Affiliate of Akcea after the Execution Date (including an Acquirer), no intellectual property of such Third Party will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of Akcea, except to the extent that intellectual property of such Affiliate is utilized by Akcea in the Co-Commercialization of the Product.

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1.41“Cover” or “Covered” or “Covering” means, with respect to a Patent Right and the Product, that, but for rights granted to a Person under such Patent Right the act of making, using, or selling of such Product by such Person would infringe a Valid Claim included in such Patent Right, or in the case of a Patent Right that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

1.42“CVD” means (i) cardiovascular risk reduction in patients with established cardiovascular disease, or (ii) such Indication in cardiovascular disease for which a Regulatory Agency grants Regulatory Approval to reduce cardiovascular events based on data from the Clinical Trial(s) set forth in the Development Plan, in each case, excluding an Indication for Severe Hypertriglyceridemia.

1.43“Default Notice” has the meaning set forth in Section 13.2.1.

1.44“Develop” or “Development” means research, including pre-clinical and clinical research and development activities commencing with IND-enabling studies, including drug metabolism and pharmacokinetics, translational research, toxicology, pharmacology toxicology studies, statistical analysis and report writing, formulation development and optimization, Clinical Trials, regulatory affairs (including preparation for a Regulatory Approval Application submission and other submission-related activities), product approval and registration activities, and all activities necessary for obtaining and maintaining Regulatory Approvals, and fulfilling all regulatory obligations, including post-approval. “Development” will not include Commercialization or Manufacturing.

1.45“Development Plan” has the meaning set forth in Section 2.1.

1.46“Development Update Meeting” has the meaning set forth in Section 2.3.1.

1.47“Device IP” means Third Party intellectual property Covering a delivery device that is necessary or useful to Commercialize the Product. For clarity, Device IP does not include Additional Core IP or Additional Product-Specific IP.

1.48“Disclosing Party” has the meaning set forth in Section 10.1.

1.49“Dispute” has the meaning set forth in Section 14.2.

1.50“Dollars” or “$” means the legal tender of the United States.

1.51“Drug Product” means any drug product containing API as an active ingredient in finished bulk form or in packaged and labeled form.

1.52“Effect” has the meaning set forth in the definition of “Material Adverse Effect”.

1.53“EMA” means the European Medicines Agency, and any successor entity thereto.

1.54“Exclusivity Period” has the meaning in Section 6.1.

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1.55“Existing In-License Agreements” means the Ionis/Akcea License Agreement and those other Akcea in-license agreements set forth on Schedule 1.55 attached hereto.

1.56“Exploit” or “Exploitation” means to make, have made, export, have exported, import, have imported, use, have used, sell, have sold, or offer for sale, Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized and otherwise exploit and have exploited.

1.57“F1” means fibrosis stage F1 nonalcoholic steatohepatitis (NASH) as defined by the NASH Clinical Research Network (CRN) Scoring System (Brunt et al., Hepatology, 53:810-820, 2011).

1.58“FDA” means the U.S. Food and Drug Administration, and any successor entity thereto.

1.59“FF FTE Rate” has the meaning set forth in Schedule 2.7.3.

1.60“First Commercial Sale” means the first sale of the Product by Pfizer, its Affiliate or Sublicensee to a Third Party in a particular country in the Territory after Regulatory Approval of such Product had been obtained in such country.

1.61“Fraud” means the common law definition of fraud under the Laws of the State of New York.

1.62“FTE” means the efforts of one or more employees of a Party (or its Affiliate) equivalent to the efforts of one full-time employee for one year, or in the case of less than a full-time dedicated person, a full-time equivalent person-year based upon a total of [***] ([***]) hours per year of work.

1.63“Future In-License Agreement” means any agreement between Akcea (or, subject to Section 14.4, any of its Affiliates), on the one hand, and a Third Party, on the other hand, pursuant to which Akcea or any of its Affiliates acquires Control of any Know-How or Patent Right that would be Akcea IP after the Execution Date.

1.64“GAAP” means United States generally accepted accounting principles consistently applied.

1.65“GalNAc” means N-acetylgalactosamine.

1.66“Generic Intrusion” means, with respect to a Product in a particular country in the Territory (the “Reference Product”), when the Generic Products have, in the aggregate, achieved more than [***] percent ([***]%) of the market share in such country by unit volume (based on data provided by a reliable Third Party data source mutually agreed by the Parties) of combined unit sales of the Reference Product and all Generic Products.

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1.67“Generic Product” means, with respect to the Reference Product in a particular country in the Territory, any pharmaceutical product sold by a Third Party that is not authorized by Pfizer that:

(a)	(i) contains the same active pharmaceutical ingredient as the Reference Product, and (ii) is approved in reliance, in whole or in part, on a prior Regulatory Approval of the Reference Product; or
(b)

(i) is approved in reliance, in whole or in part, on a prior Regulatory Approval of the Reference Product and (ii) is determined by the applicable Regulatory Authority to be substitutable for the Reference Product.

1.68“Good Clinical Practices” or “cGCP” means (a) the then-current standards, practices, procedures and regulatory requirements promulgated or endorsed by the FDA and its applicable foreign counterparts and (b) the guidelines adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance” (or any successor document), as each may be updated from time to time.

1.69“Good Laboratory Practices” or “cGLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA, as defined in U.S. 21 C.F.R. Part 58, and such comparable regulatory standards in those applicable jurisdictions outside of the United States.

1.70“Good Manufacturing Practices” or “cGMP” means (a) the then-current good manufacturing practices and standards promulgated or endorsed by the FDA, as provided for in the Current Good Manufacturing Practice Regulations of the U.S. Code of Federal Regulations Title 21 (21 C.F.R. §§210 and 211), and such comparable regulatory standards in those applicable jurisdictions outside of the United States, and (b) the guidelines adopted by the ICH, titled, “Good Manufacturing Practice Guide for Active Ingredients, Q7”.

1.71“Government Official” means: (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function, (c) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office, (d) an employee or person acting for or on behalf of a public international organization, or (e) any person otherwise categorized as a government official under local Law. As used herein, “government” is meant to include all levels and subdivisions of non-U.S. governments (i.e., local, regional, or national and administrative, legislative, or executive).

1.72“Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.73“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

1.74“ICH” has the meaning set forth in the definition of “Good Clinical Practices”.

1.75“In-License Agreement” means (a) any Existing In-License Agreement, and (b) any Future In-License Agreement, in each case of (a) and (b), as amended from time to time.

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1.76“Inbound Licensor” means Ionis under the Ionis/Akcea License Agreement and any Third Party licensor under any of the other In-License Agreements.

1.77“Initiation” or “Initiate” means, with respect to any Clinical Trial, dosing of the first human subject in such Clinical Trial.

1.78“IND” means an investigational new drug application submitted to the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND will include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries.

1.79“Indemnified Party” has the meaning set forth in Section 12.3.

1.80“Indemnifying Party” has the meaning set forth in Section 12.3.

1.81“Indication” means a primary sickness or medical condition or any interruption, cessation or disorder of a particular bodily function, system or organ (each a “disease”) requiring a separate NDA filing (or foreign equivalent filing) to obtain Regulatory Approval to market and sell the Product for such disease.

1.82“Ionis” means Ionis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010.

1.83“Ionis/Akcea License Agreement” means the Development, Commercialization and License Agreement, dated as of December 18, 2015, between Ionis (f/k/a Isis Pharmaceuticals, Inc.) and Akcea, as amended from time to time.

1.84“Ionis Internal ASO Safety Database” has the meaning set forth in Section 2.11.3(a).

1.85“JAMS” has the meaning set forth in Section 14.2.

1.86“Joint Know-How” has the meaning set forth in Section 9.1.2(c).

1.87“Joint Patents” has the meaning set forth in Section 9.1.2(c).

1.88“Joint Program Technology” has the meaning set forth in Section 9.1.2(c).

1.89“Know‑How” means all unpatented information, know-how and data, including trade secrets, inventions (whether patentable or not), discoveries, developments, methods, specifications, processes, expertise, techniques, technologies, other non-clinical, pre-clinical and clinical data, documentation and results (including pharmacological, toxicological, biological, chemical, physical, safety and manufacturing data and results), analytical and quality control data and results, Regulatory Filings and other technical information. “Know-How” excludes any Patent Rights.

1.90“Law” means any law, statute, rule, regulation, Order or ordinance having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision.

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1.91“Letter Agreement” has the meaning set forth in the Recitals of this Agreement.

1.92“LIBOR” means the rate of interest per annum determined on the basis of the rate for deposits in U.S. Dollars for a period of three-months as published by the ICE Benchmark Administration Limited, a United Kingdom Company. If the three-month LIBOR has been permanently discontinued, it will be replaced by a comparable or successor quoting service approved by the Parties.

1.93“Licensed CMO” has the meaning set forth in Section 5.2(ii).

1.94“Losses” has the meaning set forth in Section 12.1.

1.95“MAA” means, with respect to the Product, a marketing authorization application filed with the EMA after Completion of Clinical Trials to obtain Regulatory Approval for the Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures in any European Union country or other country in Europe.

1.96“Major Market” means any of the following countries: [***].

1.97“Manufacture” or “Manufacturing” means all activities related to the manufacturing of an active pharmaceutical ingredient or product or any component thereof, including test method development and stability testing, formulation, process development, manufacturing scale-up, manufacturing for use in non-clinical and clinical studies, manufacturing for commercial sale, packaging, release of product, quality assurance/quality control development, quality control testing (including in-process, in-process release and stability testing) and release of product or any component or ingredient thereof, and regulatory activities related to all of the foregoing. “Manufacturing” will not include Development or Commercialization.

1.98“Marginal Royalty Rates” has the meaning set forth in Section 8.5.

1.99“Marginal Royalty Term” means, with respect to each Product in each country in the Territory, the period commencing on the First Commercial Sale of such Product in such country and expiring upon the [***] date of expiration of (a) [***], (b) [***], and (c) [***].

1.100“Material Adverse Effect” means any change, event, development, effect, condition, circumstance, matter, occurrence or state of fact (any such item, an “Effect”), that, individually or when taken together with all other Effects, is or is reasonably likely to be (a) materially adverse to the scope of the [***] or [***], taken as a whole or (b) materially impairs the ability of Akcea to consummate the transactions contemplated by this Agreement, provided, however, that solely in the case of the foregoing clause (a), in no event shall any Effect to the extent resulting from any of the following be taken into account: (i) any Effect, to the extent due to changes in conditions generally affecting (x) the pharmaceutical industry or (y) the economy, financial or securities markets or political, legislative or regulatory conditions, taken as a whole, except in the case of any such Effect that disproportionately impacts the [***] or [***], taken as a whole, as compared to other assets and participants in the pharmaceutical industry, (ii) any Effect due to legal or regulatory changes or other binding directives issued by a Governmental Authority, except to the extent that any such Effect disproportionately impacts the [***] or [***], taken as a whole, as compared to other assets and participants in the pharmaceutical industry, or (iii) the [***].

1.101“NAFLD Trial” has the meaning set forth in Section 2.4.

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1.102“NASH” means (i) histologically proven non-alcoholic steatohepatitis without cirrhosis with fibrosis stage F2 or F3, each as defined by the NASH Clinical Research Network (CRN) Scoring System (Brunt et al., Hepatology, 53:810-820, 2011), or (ii) such Indication in non-alcoholic steatohepatitis for which a Regulatory Agency grants Regulatory Approval based on data from the Clinical Trial(s) as set forth in the Development Plan.

1.103“NDA” means a New Drug Application (as more fully described in 21 C.F.R. 314.50 et seq. or its successor regulation) and all amendments and supplements thereto filed with the FDA.

1.104“NDA Approval” means the Regulatory Approval of an NDA by the FDA for the Product in the U.S., including the Regulatory Approval of an amendment or supplement to an already-approved NDA for a separate Indication.

1.105“Net Sales” means, with respect to a Product, the gross amount billed or invoiced by Pfizer, its Affiliates or Sublicensees for sales of such Product in arm’s length transactions to Third Parties, after deduction (if not already deducted in the amount invoiced) of the following items with respect to sales of such Product:

(a)

trade, cash, and/or quantity discounts, retroactive price reductions, charge back payments and rebates or similar items actually paid, granted or accrued, including discounts or rebates or similar items granted or given to wholesalers or other institutions, and governmental or managed care organizations, their agencies, purchasers and reimbursers, and including adjustments arising from consumer discount programs or other similar programs;

(b)	credits or allowances given or recorded for rejection or return of previously sold Product (including returns of Product in connection with recalls or withdrawals);
(c)	freight out, postage, shipping and insurance charges actually incurred for delivery of such Product;
(d)

any tax, tariff, duty or government charge (including any tax such as a value added, sales, excise or similar tax or government charge other than an income tax) levied on the sale, transportation or delivery of the Product; and

(e)	amounts written off by reason of uncollectible debt.

Net Sales and all of the foregoing deductions from the gross invoiced sales prices of Product will be determined in accordance with, as applicable, Pfizer’s, its Affiliate’s or Sublicensee’s standard accounting procedures and GAAP. In the event that Pfizer, its Affiliates or Sublicensees make any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments will be reported and reconciled with the next report and payment of any Royalties due.

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Transfers of the Product between Pfizer, its Affiliates and Sublicensees will not be included in Net Sales, it being understood that the Royalties set forth in ARTICLE 8 will be determined based on sales to independent, non-Sublicensee Third Parties. If Pfizer, its Affiliate or Sublicensee receives non-monetary consideration for the Product (excluding in-kind consideration such as development obligations and cross-licensing that may occur in the context of a license or collaboration), Net Sales are calculated based on the fair market value of that consideration. If Pfizer, its Affiliates or Sublicensees use or dispose of the Product in the provision of a commercial service, the Product is sold and the Net Sales are calculated based on the sales price of the Product to an independent Third Party or, in the absence of sales, on the fair market value of the Product as determined by the Parties in good faith. Net Sales will not include any transfers of supplies of the applicable Product for (i) use in Clinical Trials, pre-clinical studies or other research or Development activities, (ii) a bona fide charitable purpose, or (iii) a commercially reasonable sampling program.

1.106“Non-Breaching Party” has the meaning set forth in Section 13.2.1.

1.107“Notice of Interest” has the meaning set forth in Section 2.3.4.

1.108“Order” means any writ, judgment, order, decree, injunction, award or ruling of any Governmental Authority.

1.109“Patent Right” means (a) issued patents, patent applications, inventor’s certificates and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, provisionals, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all patents-of-additions, registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions or restorations mechanisms, including patent term adjustments, pediatric exclusivity, Patent Term Extensions or the equivalent thereof of any of (a), (b), or (c) and (d) United States and foreign counterparts of any of the foregoing.

1.110“Party” or “Parties” has the meaning set forth in the Preamble of this Agreement.

1.111“Patent Term Extensions” means any and all extensions of a term of a Patent Right granted under the patent Laws of any country in the Territory, including supplementary protection certificates, patent term linkages and any other extensions that are now or in the future become available, wherever applicable.

1.112“Permitted Licenses” means (a) licenses granted by Akcea or its Affiliates under the Akcea Core Technology Patents, the Akcea Manufacturing and Analytical Patents, or the Akcea Manufacturing and Analytical Know-How (but not under the Akcea Product-Specific Patents or the Akcea Product-Specific Know-How) to enable such Third Party to manufacture or formulate oligonucleotides, where (i) such Third Party is primarily engaged in providing contract manufacturing or services and is not engaged in drug discovery, development or commercialization of therapeutics in any material respect; and (ii) Akcea and its Affiliates do not assist such Third Party to identify, discover or make an antisense oligonucleotide designed to bind to ANGPTL3; and (b) material transfer, collaboration, or sponsored research agreements with academic collaborators or non-profit institutions solely to conduct non-commercial research.

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1.113“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture company, Governmental Authority, association or other entity.

1.114“Pfizer Core Technology IP” means the Pfizer Core Technology Know-How and the Pfizer Core Technology Patent Rights.

1.115“Pfizer Core Technology Know-How” means all Know-How Controlled by Pfizer on the Execution Date or at any time during the Term that is (a) necessary or used by Pfizer to Exploit the Compound or the Product, and (b) relates generally to oligonucleotides, including Conjugate Technology, in each case other than Pfizer Product-Specific Know-How or Pfizer Manufacturing and Analytical Know-How. For clarity, Pfizer Core Technology Know-How does not include any Know-How covering formulation technology or delivery devices (other than Conjugate Technology).

1.116“Pfizer Core Technology Patent Rights” means all Patent Rights Controlled by Pfizer on the Execution Date or at any time during the Term that (a) is necessary or used by Pfizer to Exploit the Compound or the Product, and (b) claims subject matter generally applicable to oligonucleotides, including Conjugate Technology, in each case other than Pfizer Product-Specific Patent Rights or Pfizer Manufacturing Patent Rights; except Pfizer Core Technology Patent Rights do not include Patent Rights (x) specifically directed to oligonucleotide compounds that specifically modulate expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3 (which will be Pfizer Product-Specific Patent Rights), or (y) claiming formulation technology or delivery devices (other than Conjugate Technology).

1.117“Pfizer Indemnified Parties” has the meaning set forth in Section 12.2.

1.118“Pfizer IP” means, collectively, the Pfizer Core Technology IP, the Pfizer Manufacturing IP and the Pfizer Product-Specific IP and any other intellectual property Controlled by Pfizer on the Execution Date or any time during the Term that Covers the Compound, intermediates or the Product.

1.119“Pfizer Manufacturing and Analytical Know-How” means Know-How Controlled by Pfizer on the Execution Date or at any time during the Term that relates to the synthesis or analysis of an oligonucleotide, including the Compound or the Product regardless of sequence or chemical modification Controlled by Pfizer on the Execution Date or at any time during the Term; except Pfizer Manufacturing and Analytical Know-How does not include any Know-How covering formulation technology or delivery devices (other than methods of synthesizing or analyzing Conjugate Technology).

1.120“Pfizer Manufacturing IP” means the Pfizer Manufacturing and Analytical Know-How and the Pfizer Manufacturing Patent Rights.

1.121“Pfizer Manufacturing Patent Rights” means the Patent Rights Controlled by Pfizer on the Execution Date or at any time during the Term that claim the synthesis or analysis of an oligonucleotide, including the Compound or the Product regardless of sequence or chemical modification; except Pfizer Manufacturing Patent Rights do not include Patent Rights (a) specifically directed to oligonucleotide compounds that specifically modulate expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3 (which will be Pfizer Product-Specific Patent Rights), or (b) claiming formulation technology or delivery devices (other than methods of synthesizing or analyzing Conjugate Technology).

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1.122“Pfizer Patent Rights” means, collectively, the Pfizer Core Technology Patent Rights, the Pfizer Manufacturing Patent Rights and the Pfizer Product-Specific Patent Rights.

1.123“Pfizer Product-Specific IP” means the Pfizer Product-Specific Know-How and the Pfizer Product-Specific Patent Rights.

1.124“Pfizer Product-Specific Know-How” means all Know-How Controlled by Pfizer or its Affiliates on the Execution Date or at any time during the Term necessary or used by Pfizer to Exploit the Compound or the Product, in each case that specifically relates to (a) the composition of matter of the Compound, intermediates or the Product, or (b) methods of using the Compound, intermediates or the Product as a prophylactic, therapeutic or diagnostic. For clarity, Pfizer Product-Specific Know-How does not include any Know-How covering formulation technology or delivery devices (other than Conjugate Technology).

1.125“Pfizer Product-Specific Patent Rights” means all Patent Rights Controlled by Pfizer or its Affiliates on the Execution Date or at any time during the Term Covering (a) the composition of matter of the Compound, intermediates or the Product, (b) methods of using the Compound, intermediates or the Product, or (c) an oligonucleotide compound that specifically modulates expression of ANGPTL3 via the binding, partially or wholly, of such compound to RNA that encodes ANGPTL3. For clarity, Pfizer Product-Specific Patent Rights do not include any Patent Rights claiming formulation technology or delivery devices (other than Conjugate Technology).

1.126“Pfizer Prosecuted Patents” has the meaning set forth in Section 9.2.2(b).

1.127“Pfizer Quarter” means each of the four (4) thirteen (13) week periods (a) with respect to the United States, commencing on January 1 of any Pfizer Year and (b) with respect to any country in the Territory other than the United States, commencing on December 1 of any Pfizer Year, consistently applied.

1.128“Pfizer Third Party Device License” has the meaning set forth in Section 8.8.3.

1.129“Pfizer Third Party Product-Specific License” has the meaning set forth in Section 8.8.2.

1.130“Pfizer Year” means the twelve-month fiscal periods observed by Pfizer (a) commencing on January 1 with respect to the United States and (b) commencing on December 1 with respect to any country in the Territory other than the United States, consistently applied.

1.131“Phase 1 Clinical Trial” means a human clinical trial (or a portion of a human clinical trial) of a product in any country, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients, that would satisfy the requirements of 21 C.F.R. 312.21(a), or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

1.132“Phase 2 Clinical Trial” means a human clinical trial (or a portion of a human clinical trial) of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(b) and whose design is intended to explore a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical safety and activity in a target patient population, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

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1.133“Phase 2b Clinical Trial” means (i) a Phase 2 Clinical Trial designed to support the initiation of a Phase 3 Clinical Trial to evaluate the dose dependent effectiveness of a pharmaceutical product for a particular Indication or Indications in patients with the disease or condition under study and to determine the common side effects and risks associated with the pharmaceutical product, or (ii) such other Clinical Trial designated as a Phase 2b Clinical Trial in the Development Plan, the protocol for such trial, or on clinicaltrials.gov (or foreign equivalent).

1.134“Phase 3 Clinical Trial” means (i) a human clinical trial (or a portion of a human clinical trial) of a product in any country that would satisfy the requirements of 21 C.F.R. 312.21(c) and whose design is intended to (a) establish that the product is safe and efficacious for its intended use, (b) define warnings, precautions and adverse reactions that are associated with the product in the dosage range to be prescribed, and (c) support Regulatory Approval for such product, or (ii) such other Clinical Trial designated as a Phase 3 Clinical Trial in the Development Plan, the protocol for such trial, or on clinicaltrials.gov (or foreign equivalent).

1.135“Prior Agreements” means the agreements listed on Schedule 1.130 attached hereto, each, as in effect on the Execution Date, without further amendment, modification or supplement.

1.136“Product” means any pharmaceutical product, in any form or formulation, containing AKCEA-ANGPTL3-LRx, either alone or in combination with one or more other agents, for the prevention, diagnosis and treatment of all diseases, disorders and conditions in humans.

1.137“Product Trademark” has the meaning set forth in Section 2.7.1.

1.138“Project Manager” has the meaning set forth in Section 4.1.

1.139“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparation, filing, prosecution and maintenance of such Patent Right, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and Patent Term Extensions with respect to such Patent Right, together with the initiation or defense of interferences, the initiation or defense of oppositions and other similar proceedings with respect to the particular Patent Right, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

1.140“Rare Disease Indication” means an Indication for which the expected U.S. patient population with a disease eligible for treatment by the Product is 200,000 or less, as determined by the FDA Office of Orphan Products Development.

1.141“Receiving Party” has the meaning set forth in Section 10.1.

1.142“[***] Royalty Term” has the meaning set forth in Section 8.5.2.

1.143“Reference Product” has the meaning set forth in the definition of “Generic Intrusion”.

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1.144“Regulatory Approval” means the approval of the applicable Regulatory Authority necessary for the marketing and sale of a product in a given country, excluding any pricing and reimbursement approvals that may be required, and including the expansion or modification of the label for additional Indications or uses.

1.145“Regulatory Approval Application” means (a) an NDA, (b) an MAA or (c) any other application to seek Regulatory Approval of a product in any country in the Territory, as defined in applicable Laws and filed with the relevant Regulatory Authorities of such country.

1.146“Regulatory Authority” means the FDA in the United States, or any Governmental Authority in another country that holds responsibility for granting Regulatory Approval for a product in such country and any successor(s) thereto.

1.147“Regulatory Filing” means, with respect to a product, any documentation comprising or relating to or supporting any filing or application with any Regulatory Authority with respect to such product, or its use or potential use, including any document submitted to any Regulatory Authority, including any IND, any drug master files, any Regulatory Approval Application and any correspondence with any Regulatory Authority with respect to such product (including minutes of any meetings, telephone conferences or discussions with any Regulatory Authority).

1.148“Relevant Factors” means all relevant factors that may affect the marketing, promotion, sale or other Commercialization of any Product, including (as applicable): issues of safety, efficacy and/or stability; product profile (including product modality, category and mechanism of action); stage of development or life cycle status; actual and projected Development, Manufacturing, marketing, promotion, sale or Commercialization costs; issues regarding the ability of a Party to Manufacture or to have a Third Party Manufacture any Product; the likelihood of obtaining Regulatory Approvals; the timing of such Regulatory Approvals; the regulatory environment; labeling or anticipated labeling; the then-current competitive environment and the likely competitive environment at the time of projected entry into the market; past performance of any Product or similar products; present and future market potential; existing or projected pricing, sales, reimbursement and profitability; and proprietary position, strength and duration of patent protection and anticipated exclusivity, in each case consistent with the factors Pfizer reasonably considers for its own products of market potential or profit potential similar to the Product, at a stage in development or product life similar to the Product.

1.149“Royalties” has the meaning set forth in Section 8.5.1.

1.150“Royalty Term” means, collectively, the (i) Marginal Royalty Term, and (ii) [***] Royalty Term.

1.151“Sales Tax” has the meaning set forth in Section 8.12.2.

1.152“SDEA” has the meaning set forth in Section 2.11.2.

1.153“Securities Acts” has the meaning set forth in Section 10.4.3.

1.154“Severe Hypertriglyceridemia” means a condition where fasting plasma triglyceride (TG) level is greater than or equal to 500 mg/dL.

1.155“Side Letter” has the meaning set forth in Section 11.2.

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1.156“Sublicense” has the meaning set forth in Section 5.2.

1.157“Sublicensee” means a Third Party to whom Pfizer or its Affiliates has granted a sublicense or license under any Akcea IP in accordance with the terms of this Agreement.

1.158“Supply Agreement” means any agreement between Pfizer and a Third Party for the supply of the Product to Pfizer, but solely to the extent that any such agreement is solely and exclusively related to the Product and not any other Pfizer product.

1.159“Term” has the meaning set forth in Section 13.1.

1.160“Territory” means all countries of the world.

1.161“THA-” means tris-hexylamino-phosphodiester.

1.162“Third Party” means any Person that is neither a Party nor an Affiliate of a Party.

1.163“Third Party Claims” has the meaning set forth in Section 12.1.

1.164“Trademark” means trademarks, service marks, certification marks, trade dress, internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

1.165“Trial Commitments” has the meaning set forth in Section 2.1.

1.166“Unconjugated API Intermediate” is the aminohexyl ANGPTL3 oligonucleotide as defined in Section 1.5 without the GalNAc ligand.

1.167“United States” or “U.S.” means the United States of America and all of its territories and possessions.

1.168“Valid Claim” means with respect to a particular country, a claim of a Patent Right that (a) in the case of any issued and unexpired patent, (i) has not been permanently revoked, held invalid or unenforceable by a decision of a court or other Governmental Authority of competent jurisdiction, which decision is unappealed or unappealable within the time allowed for appeal and (ii) has not expired or been cancelled, withdrawn, abandoned, been donated to the public, disclaimed, or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise and (b) in the case of any pending patent application, is being prosecuted in good faith and has not been permanently cancelled, withdrawn, abandoned, or finally disallowed without the possibility of appeal or refiling such application, provided that (x) no more than [***] have passed since the earliest date of filing for such application in the United States (unless and until such claim is granted), and (y) no more than [***] have passed since the earliest date of filing for such application outside of the United States (unless and until such claim is granted).

1.169“Withholding Certificate” has the meaning set forth in Section 8.12.5.

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ARTICLE 2
DEVELOPMENT AND COMMERCIALIZATION

2.1Development Plan. From the Closing Date until (a) the [***] and (b) the [***], subject to and in accordance with the terms of this Agreement, Pfizer will use Commercially Reasonable Efforts to Develop the Product with respect to CVD and NASH in accordance with a development plan (the “Development Plan”). The Development Plan shall include the high-level Development activities that are reasonably anticipated to be undertaken by Pfizer to advance the Product over the course of the next twenty-four (24) months. The Development Plan will also include the estimated timelines and specific criteria that, if satisfied, will obligate Pfizer to initiate (a) either (i) [***], or (ii) [***], and (b) [***] (collectively, the “Trial Commitments”).

2.2Initial Development Plan. The Parties acknowledge that they have mutually agreed to the initial Development Plan as of the Execution Date under separate cover, which plan will be updated from time to time in accordance with Section 2.3 below.

2.3Updating the Development Plan.

2.3.1Pfizer will review and update the Development Plan every [***] ([***]) [***] and each updated Development Plan shall include a similar amount of detail as the initial Development Plan; provided that Pfizer’s obligation to update the Development Plan shall cease upon the [***] or [***] of both of (a) [***], and (b) [***]. During the period in which Pfizer is obligated to update the Development Plan, the Parties will meet every [***] ([***]) [***] (including by videoconference or teleconference) at a mutually agreeable time and location to review Pfizer’s updated Development Plan (each, a “Development Update Meeting”) and Pfizer will be responsible for coordinating and scheduling each such Development Update Meeting. Pfizer will provide a high-level agenda and the updated Development Plan to be discussed at each Development Update Meeting to Akcea at least five (5) Business Days prior to the applicable Development Update Meeting. Each Party will be responsible for the costs of its own representatives attending such Development Update Meetings. At such Development Update Meetings, the Parties will discuss, among other things:

(a)material changes to the Development Plan;

(b)	relevant new data and results from ongoing or Completed Clinical Trials and non-clinical studies;
(c)

technology advancements (including technology that would have been considered Akcea Core Technology IP had Akcea Controlled such technology on the Execution Date) potentially relevant to the Product; and

(d)	strategy to support Development for the Product.

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2.3.2Material Changes to the Development Plan. The Parties’ goal is to mutually agree on changes to the Development Plan that materially deviate from the initial Development Plan and each Party will consider diligently and in good faith all input received from the other Party. If, however, after good faith discussions, the Parties cannot mutually agree, Pfizer shall have sole discretion and the final decision-making authority with respect to any updates to the Development Plan, other than any changes relating to [***], which such changes must be mutually agreed to by the Parties. The official record of the most current Development Plan will be stored on a mutually agreed electronic site accessible by both Parties and maintained by each Party’s Project Manager.

2.3.3Ad Hoc Meetings. At either Party’s reasonable request, the Parties may meet (including by videoconference or teleconference) upon [***] ([***]) Business Days prior written notice on an ad-hoc basis to address any urgent matters that arise with respect to the Development of the Product. Each Party will ensure that its representatives at such meetings are officers or employees of such Party having sufficient seniority within the applicable Party to make Development decisions.

2.3.4Akcea’s Right to Participate in the Funding of Development of the Product. At any time beginning on the Closing Date until [***], Akcea will have the conditional right to elect to participate in the funding of the Development of the Product with Pfizer under the Development Plan pursuant to this Section 2.3.4. If Akcea provides written notice of such election to Pfizer prior to [***] (a “Notice of Interest”), then the Parties will negotiate in good faith the terms and conditions of Akcea’s participation in the funding of the Development of the Product with Pfizer under the Development Plan for a period of [***], including certain [***] terms for [***]. If Akcea (a) gives notice that it does not wish to participate in the funding of the Development of the Product with Pfizer under the Development Plan, (b) fails to give a timely Notice of Interest, or (c) gives a timely Notice of Interest but the Parties cannot mutually agree on the terms upon which Akcea will participate in the funding of the Development of the Product with Pfizer under the Development Plan by the [***] following the delivery of such notice, then (i) Akcea’s right to participate in the funding of the Development of the Product with Pfizer under the Development Plan pursuant to this Section 2.3.4 will automatically terminate, and (ii) Pfizer will continue to be solely responsible for the Development of the Product, including all funding, in accordance with the Development Plan.

2.4Completion of the NAFLD Trial. Akcea will Complete the Phase 2 Clinical Trial in non-alcoholic fatty liver disease (the “NAFLD Trial”), which trial is ongoing as of the Execution Date. No later than [***] before the anticipated Completion of the NAFLD Trial, the Parties shall define and agree on the format and substantive content of the Draft Clinical Study Report and the Final Clinical Study Report in accordance with the ICH E3 industry guidelines for Structure and Content of Clinical Study Report. Notwithstanding the foregoing, it is understood and agreed that the Draft Clinical Study Report and the Final Clinical Study Report will include [***], as well as all [***] in sufficient detail so as to reasonably demonstrate whether [***] and [***] has been achieved in accordance with the criteria specified in the Development Plan and whether any findings would preclude further Development of the Product. Along with the Final Clinical Study Report, Akcea shall provide to Pfizer the completed Case Report Forms from the NAFLD Trial.

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Following Completion of the NAFLD Trial, on a rolling basis Akcea will take all actions within Akcea’s control to provide the [***] to Pfizer as soon as reasonably practicable, but no later than [***] Business Days from Akcea’s receipt. Akcea will provide [***] consisting of [***] and [***] from the NAFLD Trial within [***] Business Days of such [***] becoming available to Akcea. In addition, Akcea will provide the Draft Clinical Study Report as soon as reasonably practicable, but no later than [***] from Completion of the NAFLD Trial. Akcea will take all actions within Akcea’s control to complete and deliver the Final Clinical Study Report within [***] from Completion of the NAFLD Trial. Pfizer shall have the right to request from Akcea such additional information then in the possession of or readily available to Akcea as Pfizer may reasonably require regarding the NAFLD Trial, and Akcea shall promptly provide or make available to Pfizer any such additional information.

2.5Disclosure of Results. As soon as reasonably practicable, Pfizer will disclose to Akcea the results of all Development activities conducted by Pfizer under the Development Plan in a reasonable manner as such results are obtained. Pfizer will provide reports and analyses at each meeting of the Parties as contemplated under Section 2.3 (or as soon as practicable after the Completion of a Clinical Trial) detailing the current status of the Product under the Development Plan together with a summary of the data generated by Pfizer under the Development Plan.

2.6Results, Reports and Analyses. The results, reports, analyses and other information regarding the Product disclosed by one Party to the other Party pursuant hereto constitute Confidential Information and may be used only in accordance with the rights granted and other terms and conditions under this Agreement. Any reports required under Section 2.5 may take the form of and be recorded in minutes of the meetings of the Parties as contemplated under Section 2.3 that will contain copies of any slides relating to the results and presented at such meetings.

2.7Commercialization and Pfizer Diligence.

2.7.1Generally. Subject to Section 2.3.4 and Section 2.7.3, Pfizer will be solely responsible for all aspects of the Exploitation of the Product, including all costs associated therewith, planning and implementation, distribution, booking of sales, pricing and reimbursement, and selection, clearance and ownership of Trademark(s) for the Product (“Product Trademark”). From Regulatory Approval and until the expiration of the Marginal Royalty Term, Pfizer will itself, or through its Affiliates or Sublicensees, use Commercially Reasonable Efforts to Commercialize the Product with respect to [***] in the Major Markets. If Pfizer obtains Regulatory Approval in [***], then, solely for purposes of this Section 2.7.1, [***] shall be deemed to be a Major Market.

2.7.2Commercial Plan. No later than [***] before the anticipated NDA filing, Pfizer will provide a draft Commercial plan to Akcea in the same or similar format as Pfizer uses for its own internal planning purposes, which plan will include the high-level Commercialization activities that are reasonably anticipated to be undertaken by Pfizer to Commercialize the Product. Pfizer will consider diligently and in good faith all input received from Akcea regarding such draft Commercial plan. At Akcea’s reasonable request, the Parties will meet (including by videoconference or teleconference) upon [***] ([***]) Business Days prior written notice to address any material questions or comments posed by Akcea to Pfizer regarding such draft Commercial plan.

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2.7.3Akcea’s Right to Co-Commercialize the Product with Pfizer. Akcea has the conditional right to Co-Commercialize the Product with Pfizer in each Major Market on the terms set forth on Schedule 2.7.3. Akcea may exercise this right by delivering a written notice to Pfizer no later than [***] ([***]) [***] from receipt of the Commercial plan under Section 2.7.2 indicating that Akcea has the capability to (as further described on Schedule 2.7.3). Upon receipt of such written notice, the Parties will negotiate in good faith an agreement consistent with Schedule 2.7.3 upon which Akcea will Co-Commercialize the Product with Pfizer in such Major Market.

If (a) Akcea does not provide written notice prior to the date that is [***] ([***]) [***] from receipt of the Commercial plan under Section 2.7.2, indicating that Akcea will Co-Commercialize the Product with Pfizer in each Major Market, or (b) Akcea undergoes a Change of Control, then Akcea’s right to Co-Commercialize the Product with Pfizer in such Major Market pursuant to this Section 2.7.3 and Schedule 2.7.3 will automatically terminate, and Pfizer will continue to be solely responsible for the Commercialization of the Product in each such Major Market in accordance with this Agreement.

2.8Regulatory Strategy.

2.8.1Regulatory Interactions. Pfizer will bear all responsibility and expense for (i) determining the regulatory plans and strategies for the Product, (ii) either itself or through its Affiliates or Sublicensees, making all Regulatory Filings with respect to the Product, and (iii) being responsible for obtaining and maintaining Regulatory Approvals in the name of Pfizer or its Affiliates or Sublicensees, in each case consistent with the Development Plan and the draft Commercial plan. Pfizer will provide Akcea with material Regulatory Filings for the Product (i.e., briefing documents, priority review, breakthrough designation, end-of-Phase 2, NDA/MAA safety/efficacy summaries, original label and subsequent major updates and material responses from Regulatory Authorities) prior to submission to any Major Market Regulatory Authority, sufficiently in advance of providing such Regulatory Filing to the applicable Regulatory Authority to enable Akcea to provide comments on the contents thereof. If Akcea does not provide comments within [***] days from receipt (or shorter notice as reasonably indicated by Pfizer due to an applicable impending submission or communication deadline required by a Regulatory Authority), Pfizer will be entitled to submit such Regulatory Filing to the concerned Regulatory Authority. In addition, Pfizer will notify Akcea of any planned significant meetings with any Regulatory Authority in a Major Market Country for the Product and Akcea (or its Affiliate) will have the right, to the extent permitted by the applicable Regulatory Authority, at its cost, but not the obligation, to participate with one representative, acceptable to Pfizer, as an observer in any such meeting.

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2.8.2Akcea Regulatory Transfer Cooperation.

(a)At no cost to Pfizer, as soon as reasonably practicable after the Closing Date (but no earlier than following the Completion of any Clinical Trial Akcea is conducting for the Product that are ongoing as of the Execution Date), Akcea will transfer all INDs, related documentation (including IND/CTA sequences, briefing documents, correspondence from/to FDA and any other Regulatory Authority) and dataset, related to the Product, to Pfizer, including the global safety database.

(b)Following such IND transfer under Section 2.8.2(a), if requested by Pfizer, at no cost to Pfizer, Akcea and Ionis will cooperate with and provide reasonable assistance to Pfizer in connection with filings or submission to any Regulatory Authority relating to the Product, including by executing any required documents and providing access to personnel. After the first [***] hours of Akcea’s and Ionis’ time for any assistance under this Section 2.8.2(b), on a Major Market-by-Major Market basis until Regulatory Approval of each Indication in each of the Major Markets, if Pfizer reasonably requests, Akcea and Ionis will provide additional assistance to Pfizer in connection with filings or submission to any Regulatory Authority relating to the Product, and, Pfizer will compensate Akcea at Akcea’s then-applicable Akcea FTE Rate in accordance with Section 8.9 for Akcea’s and its Affiliates’ activities conducted under this Section 2.8.2(b). For the avoidance of doubt, any time spent by Akcea preparing and delivering the Draft Clinical Study Report and the Final Clinical Study Report for the NAFLD Trial pursuant to Section 2.4 shall be excluded from the [***] hours contemplated by this Section 2.8.2(b). Notwithstanding the foregoing, after the Closing Date, Pfizer shall have the right to request copies of any missing/outstanding documents or data of Akcea in Akcea’s or Ionis’ possession and control necessary and for the sole purpose of Exploiting the Compound or the Product and such requests shall not constitute assistance subject to the [***] hour cap.

2.9Technology Transfer. Akcea will promptly deliver copies of all documentation, materials and other Know-How licensed to Pfizer pursuant to Section 5.1 in Akcea’s, Ionis’ and their Affiliates’ possession that has not previously been provided to Pfizer for use solely in accordance with the licenses granted to Pfizer under Section 5.1.

2.10Class Generic Claims for the Product. To the extent Pfizer intends to make any claims in the Product label or Regulatory Filing for the Product that are class generic to antisense oligonucleotides, Pfizer will provide Akcea with such proposed claims for Akcea’s review and will consider in good faith any proposals and comments made by Akcea, provided, however, that Pfizer is not obligated to incorporate such proposals and comments in any such claims and Regulatory Filings.

If requested by Pfizer, Ionis and Akcea will update Pfizer’s regulatory personnel regarding trends and observations they are seeing in their respective communications with Regulatory Authorities that relate to the class generic properties of antisense oligonucleotides and are reasonably related to the Product.

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2.11Adverse Event Reporting; Global Safety Database.

2.11.1Following the transfer of the IND for the Product to Pfizer under Section 2.8.2(a), Pfizer will be responsible for all reportable events associated with the Product to the applicable Regulatory Authorities and will also be responsible for holding and maintaining the global safety database for the Product in the Territory.

2.11.2The Parties will enter into a mutually-agreed safety data exchange agreement (the “SDEA”), which agreement will provide for the exchange by the Parties of any information of which a Party becomes aware concerning safety information related to the Product, including any such information received by either Party from any Third Party (subject to receipt of any required consents from such Third Party). It is understood that each Party and its Affiliates and licensees or sublicensees will have the right to disclose such information if such disclosure is reasonably necessary to comply with applicable Laws as well as requirements of any applicable Regulatory Authority. The SDEA will remain in effect for so long as the exchange of safety information is required by Law.

2.11.3Ionis’ Internal Antisense Safety Database.

(a)Ionis maintains an internal database that includes information regarding the tolerability of its drug compounds (including AKCEA-ANGPTL3-LRx), individually and as a class, including information discovered during pre-clinical and clinical development (the “Ionis Internal ASO Safety Database”). To the extent collected by Pfizer and in the form in which Pfizer uses/stores such information for its own purposes, Pfizer will provide Akcea and Ionis with information concerning toxicology, pharmacokinetics, safety pharmacology study(ies), serious adverse events and other safety information related to the Product as soon as practicable following the date such information is available to Pfizer. In connection with any reported serious adverse event, Pfizer will provide Akcea and Ionis all serious adverse event reports. In addition, with respect to the Product, Pfizer will provide Akcea and Ionis with copies of annual safety updates filed with each IND (e.g., DSURS or IND annual reports) and the safety sections of any final Clinical Trial reports within [***] days following the date such information is filed or is available to Pfizer, as applicable. Furthermore, Pfizer will promptly provide Akcea and Ionis with any supporting data and answer any follow-up questions reasonably requested by Akcea or Ionis. All such information disclosed by Pfizer to Akcea and Ionis will be Pfizer Confidential Information; provided, however, that such Pfizer Confidential Information may be disclosed (i) by Akcea to Ionis to satisfy Akcea’s obligations to Ionis under the Ionis/Akcea License Agreement, (ii) by Akcea and/or Ionis to Ionis’ other partners if such information is regarding class generic properties of oligonucleotides, or (iii) to any Regulatory Authority or prospective partner if such information is regarding class generic properties of oligonucleotides, in each of (i) and (ii), so long as neither Akcea nor Ionis discloses the identity of the Compound or the Product or Pfizer. Pfizer will deliver all such information to Akcea at Akcea Therapeutics, Inc., 22 Boston Wharf Road, 9th Floor, Boston, Massachusetts 02210, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Akcea) and to Ionis to Ionis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, CA 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Ionis). Pfizer will also cause its Affiliates and Sublicensees to comply with this Section 2.11.3(a).

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(b)From time to time, Akcea and Ionis will utilize the information in the Ionis Internal ASO Safety Database to conduct analyses to keep Ionis and Akcea, and their respective partners (including Pfizer), informed regarding class generic properties of antisense oligonucleotides, including with respect to safety. As such, if and when Ionis or Akcea identifies safety or other related issues that may be relevant to the Product (including any potential class-related toxicity), Akcea will (or will cause Ionis to) promptly inform Pfizer of such issues and, if requested, provide the data supporting Akcea’s conclusions, allow Pfizer to review such issues and conclusions and allow Pfizer the opportunity to review and align on safety statement and health authority submissions in a timely manner before release.

(c)During the Term, Pfizer may submit written requests to Akcea (but not more than once every [***], except when related to a Regulatory Authority query, which has to be dealt with within the imposed response timeframe, or if Pfizer has a potential safety signal that could be associated with oligonucleotides they would like to explore further in a timely fashion) for Akcea to have queries run of the Ionis Internal ASO Safety Database relevant to the Compound or the Product licensed to Pfizer under this Agreement necessary or reasonably useful to support Development or Commercialization of the Compound or the Product, and Akcea will use commercially reasonable efforts to promptly cause such queries to be run and deliver to Pfizer the results of such queries.

2.12Records. Pfizer will, and will cause its Affiliates and subcontractors to, maintain materially complete, current and accurate copies of records of all Development work conducted pursuant to the Development Plan, and all results, data, developments and Know-How made in conducting such activities. Such records will accurately reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for applicable patent and regulatory purposes.

ARTICLE 3
MANUFACTURING AND SUPPLY

3.1Manufacturing. Pfizer will be solely responsible for the Manufacturing of the Product, including management of the overall manufacturing strategy and tactics, formulation, CMO selection for API and finished Product, associated audits, and stability testing.

3.2Manufacturing Transition Assistance. If requested by Pfizer, at no cost to Pfizer, Akcea and Ionis will provide up to [***] hours of manufacturing transition assistance to Pfizer. After the first [***] hours of Akcea’s and Ionis’ time for any assistance under this Section 3.2, until Regulatory Approval in the first Major Market, if Pfizer reasonably requests, Akcea and Ionis will provide additional manufacturing transition assistance, and, Pfizer will compensate Akcea at Akcea’s then-applicable Akcea FTE Rate in accordance with Section 8.9 for Akcea’s and Ionis’ activities conducted under this Section 3.2.

3.3Transfer of Existing Inventory. As soon as practicable, but no later than [***] days after the Closing Date, Akcea and Ionis will transfer to Pfizer (at the address(es) specified by Pfizer in writing) its inventory of any API, Drug Product and packaged Clinical Trial material for the Product in Akcea’s and Ionis’ possession that is not necessary for Akcea to Complete any Clinical Trials Akcea is conducting for the Product that are ongoing as of the Execution Date and de minimis amounts for internal purposes only.

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3.4Additional API Supply. Upon Pfizer’s written request delivered to Akcea during the first [***] months after the Closing Date, Akcea will (on its own or through its Affiliate, Ionis or a CMO) supply to Pfizer by a reasonable delivery date mutually agreed by the Parties, approximately [***] ([***]) kilograms of Unconjugated API Intermediate (which may be made in a single lot at Akcea’s discretion) using Akcea’s standard form of quality agreement with such changes as mutually agreed by the Parties and in a quality complying with the provisions set forth in such quality agreement. The Parties agree and acknowledge that a mutually agreed supply agreement is required to be put in place to govern the supply of such API, which shall be negotiated in good faith between the Parties (such agreement not to be unreasonably withheld, conditioned or delayed), and such supply agreement will include, among other appropriate terms, the terms set out in Schedule 3.4. Pfizer will pay Akcea for such API under such supply agreement at an amount equal to [***] using the methodology set out in Schedule 3.4, within [***] days after Pfizer’s receipt of the applicable invoice.

ARTICLE 4
GENERAL PROVISIONS RELATING TO THE PROGRAM

4.1Project Managers. Each Party will appoint a representative to act as its project manager (each, a “Project Manager”) to progress the activities under this Agreement. Each Project Manager will be responsible for performing the activities listed in Schedule 4.1.

4.2Compliance. Each Party will perform its activities pursuant to this Agreement (and will use commercially reasonable efforts to require Third Parties to perform any such activities) in compliance with all applicable Laws and regulations, including Good Laboratory Practices (cGLP), Good Clinical Practices (cGCP), and Good Manufacturing Practices (cGMP), in each case as applicable under the Laws and regulations of the country and the state and local government wherein such activities are conducted or which are otherwise affected.

4.3Subcontracting. Subject to Schedule 2.7.3, each Party will have the right to engage Affiliates or Third Party subcontractors to perform certain of its obligations under this Agreement at its sole discretion. Any Affiliate or Third Party subcontractor to be engaged by a Party to perform a Party’s obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity; provided that, any Party engaging an Affiliate or Third Party subcontractor hereunder will remain principally responsible and obligated for such activities.

4.4Materials Transfer. In order to facilitate the activities under this Agreement, either Party may provide to the other Party certain materials for use by the other Party in furtherance of the activities to be performed under this Agreement. Unless agreed otherwise between the Parties, all such materials will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party unless expressly contemplated by this Agreement or upon the written consent of the supplying Party.

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ARTICLE 5
LICENSE GRANTS

5.1License Grant. Subject to the terms and conditions of this Agreement and effective as of the Closing, Akcea grants to Pfizer, and Pfizer accepts an exclusive (even as to Akcea and its Affiliates, including Ionis), royalty-bearing, non-transferable (except in accordance with Section 14.4), sublicensable (through multiple tiers, but subject to Section 5.2) license under the Akcea IP to Exploit the Compound and the Product in the Territory.

5.2Pfizer’s Sublicensing Rights. Subject to the terms and conditions of this Agreement, Pfizer will have the right to grant sublicenses under the licenses granted under Section 5.1 above:

(i)under the Akcea Product-Specific IP and Akcea Core Technology IP to an Affiliate of Pfizer or a Third Party; and

(ii)under the Akcea Manufacturing IP solely to (y) an Affiliate of Pfizer to Manufacture the Product by such Affiliate in its own Manufacturing facility, or (z) a Third Party with a valid license granted by Ionis under the Akcea Manufacturing IP to Manufacture the Product in a Manufacturing facility owned or operated by such Third Party (each, a “Licensed CMO”), which such Licensed CMOs as of the Execution Date are set forth on Schedule 5.2(ii) attached hereto;

provided that each such sublicense (a “Sublicense”) is for the continued Exploitation of the Product, and is subject to, and consistent with, the terms and conditions of this Agreement. Pfizer will provide Akcea with a fully-executed copy of any agreement reflecting any such Sublicense (excluding any Sublicense with an Affiliate of Pfizer), which may be reasonably redacted to exclude Pfizer proprietary information, other competitively sensitive information, or any other information not necessary for Akcea to verify compliance with the preceding sentence, promptly (but no later than [***] days) after the execution thereof, which copy shall be treated as Pfizer Confidential Information. Pfizer assumes full responsibility, and will remain primarily liable, for causing the performance of all obligations of each of its Sublicensees.

5.3Requests to Grant Sublicenses to CMOs. In addition, if Pfizer provides Akcea with a written request that its Affiliate, Ionis, grant a license under the Akcea Manufacturing IP to a Third Party primarily engaged in the business of providing contract manufacturing or manufacturing services (each, a “CMO”) designated by Pfizer that is not a Licensed CMO, solely for such CMO to Manufacture the Product for Pfizer, its Affiliate or Sublicensee in a Manufacturing facility owned or operated by such CMO (as contemplated by Section 5.2(ii)), Ionis will offer to grant such a license to such CMO on terms [***], which license will not be unreasonably withheld, conditioned or delayed.

5.4Effect of Termination on Sublicenses. If this Agreement terminates for any reason, any Sublicensee will, from the effective date of such termination, automatically become a direct licensee of Akcea with respect to the rights sublicensed to the Sublicensee by Pfizer; so long as (i) such Sublicensee is not in breach of its Sublicense, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by Pfizer, and (iii) such Sublicensee agrees to pay directly to Akcea such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by Pfizer.

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5.5Consequence of Natural Expiration of this Agreement. If this Agreement expires (i.e., is not terminated early) in a particular country in accordance with Section 13.1 then, in addition to the terms set forth in Section 13.3, the license granted to Pfizer under the [***], the [***], and the [***] shall become perpetual, irrevocable and fully paid-up, on a Product-by-Product and country-by-country basis.

5.6No Other Rights. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party, as a result of this Agreement, obtain any ownership interest, license right or other right in any Know-How, Patent Rights or other intellectual property rights of the other Party or any of its Affiliates, including items owned, controlled, Developed or acquired by the other Party or any of its Affiliates, or provided by the other Party to the first Party at any time pursuant to this Agreement.

5.7Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any foreign counterpart thereto, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or any foreign counterpart thereto. The Parties agree that the Parties will retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code and any foreign counterpart thereto. Upon the bankruptcy of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and all embodiments which, if not already in its possession, will be promptly delivered to the non-bankrupt Party upon written request. All payments to be made by Pfizer under this Agreement, including the upfront fee, milestone payments and Royalties, will be considered “royalties” for purposes of Section 365(n) of the U.S. Bankruptcy Code.

5.8License Conditions; Limitations. The licenses granted under Section 5.1 and the sublicense rights under Section 5.2 are subject to and limited by (i) the Prior Agreements, (ii) the In-License Agreements, in each case of (i) and (ii), to the extent and in the form that such agreements are disclosed to Pfizer as of the Execution Date, (iii) Akcea’s right to participate in the funding of the Development of the Product with Pfizer under the Development Plan pursuant to Section 2.3.4, and (iv) Akcea’s right to Co-Commercialize the Product with Pfizer pursuant to Schedule 2.7.3.

5.9Cross-Licenses under Program Technology.

5.9.1Enabling License from Pfizer to Akcea. Subject to the terms and conditions of this Agreement (including Akcea’s exclusivity obligations under ARTICLE 6 and without limiting the licenses granted to Pfizer under Section 5.1), Pfizer hereby grants Akcea a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicensable license under any Pfizer Core Technology IP and Pfizer Manufacturing IP to research, Develop, Manufacture, have Manufactured and Commercialize products that include [***] as an active pharmaceutical ingredient (other than [***] or a Product that is being Developed or Commercialized by Pfizer, its Affiliates or Sublicensees under this Agreement).

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5.9.2Enabling License from Akcea to Pfizer. Subject to the terms and conditions of this Agreement (including Pfizer’s exclusivity obligations under ARTICLE 6 and without limiting the licenses granted to Pfizer under Section 5.1), Akcea hereby grants Pfizer a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicensable license under any Akcea Program Technology (excluding any Product-Specific Patent Rights) to research, Develop, Manufacture, have Manufactured and Commercialize products that do not include [***] as an active pharmaceutical ingredient.

ARTICLE 6
EXCLUSIVITY PROVISIONS

6.1Exclusivity Covenants. Except in the performance of its obligations or exercise of its rights under this Agreement and except as otherwise set forth in Section 6.3, subject to the terms of this Agreement, for the period commencing on the Execution Date and expiring upon the earlier of (a) the fifth anniversary of the Execution Date, or (b) the termination of this Agreement (the “Exclusivity Period”), neither Party nor any of its respective Affiliates will, either alone or with or for any Third Party, work independently or for or with any Third Party (including the grant of any license to any Third Party) with respect to the Development or Commercialization of a Competitive Oligo. Notwithstanding anything to the contrary in this Agreement and solely for purposes of this ARTICLE 6, “Development” will be deemed to exclude all pre-clinical research and pre-clinical development activities, such that pre-clinical research and pre-clinical development activities will not violate this Section 6.1.

6.2Limitations and Exceptions to Akcea’s Exclusivity Covenants. Akcea’s or its Affiliates’ practice of the following will not violate this ARTICLE 6:

6.2.1The licenses granted by Akcea or its Affiliates or the performance by Akcea or its Affiliates of any obligations, under the Prior Agreements;

6.2.2The granting of, or performance of obligations under, Permitted Licenses; and

6.2.3Any activities permitted under Section 6.3 below.

6.3Competitive Oligo Transactions. The Parties acknowledge that after the Execution Date a Party or its Affiliate may acquire a Third Party (including through merger, reorganization, consolidation or business combination). In the case of such a transaction during the Exclusivity Period where such Third Party is Developing or Commercializing a Competitive Oligo that would violate Section 6.1, notwithstanding anything to the contrary in this Agreement, then within [***] after such acquisition, such Party (or its Affiliate) and such Third Party must either (i) [***], or (ii) [***]. If such acquiring Party (or its Affiliate) and such Third Party do not take either of the steps set forth in clause (i) or clause (ii) above (as applicable), then such Development or Commercialization of such Competitive Oligo will be a violation of Section 6.1.

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ARTICLE 7
CLOSING

7.1Closing. Subject to the satisfaction or waiver of all the conditions set forth in Section 7.3, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019, at 10:00 AM local time as soon as practicable (and in no event later than the [***] ([***]) Business Day) after all the conditions set forth in Section 7.3 are satisfied or waived (excluding the delivery of any documents to be delivered at the Closing by either of the Parties and other than the satisfaction of those conditions that by their terms are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents and the satisfaction or waiver of such conditions), or earlier as mutually agreed to by the Parties.

7.2Closing Deliverables.

7.2.1At the Closing, Akcea shall deliver, or cause to be delivered to Pfizer a duly executed certificate as described in Section 7.3.2(d).

7.2.2At the Closing, Pfizer shall deliver, or cause to be delivered to Akcea a duly executed certificate as described in Section 7.3.3(c).

7.3Conditions to Closing

7.3.1The obligations of the Parties to consummate the transactions contemplated by this Agreement at Closing are subject to the fulfillment (or waiver where permissible) at or prior to the Closing of the following conditions:

(a)All waiting periods (and any extensions thereof) under the HSR Act (and any similar provision under the other Antitrust Filings) shall have been terminated or shall have expired.

(b)Consummation of the transactions contemplated by this Agreement shall not have been restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

7.3.2The obligation of Pfizer to consummate the Closing is also subject to the satisfaction (or written waiver by Pfizer) as of the Closing Date of the following conditions:

(a)The representations and warranties of Akcea shall be true and correct in all material respects (disregarding any materiality qualifications contained therein), except for any failure or failures to be true and correct in all material respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; in each case on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

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(b)Akcea shall have performed or complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by Akcea by the time of the Closing.

(c)There shall not have been any Effect since the Execution Date that has had or would reasonably be expected to have a Material Adverse Effect.

(d)Akcea shall have delivered to Pfizer a certificate, dated as of the Closing Date and signed by a duly authorized representative of Akcea, stating that the conditions specified in Sections 7.3.2(a), 7.3.2(b) and 7.3.2(c) have been satisfied.

7.3.3The obligation of Akcea to consummate the Closing is also subject to the satisfaction (or written waiver by Akcea) as of the Closing Date of the following conditions:

(a)The representations and warranties of Pfizer shall be true and correct in all material respects (disregarding any materiality qualifications contained therein), except for any failure or failures to be true and correct in all material respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; in each case on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)Pfizer shall have performed or complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by Pfizer by the time of the Closing.

(c)Pfizer shall have delivered to Akcea a certificate, dated as of the Closing Date and signed by a duly authorized representative of Pfizer, stating that the conditions specified in Sections 7.3.3(a), 7.3.3(b) and 7.3.3(d) have been satisfied.

(d)Pfizer shall have paid the upfront fee under Section 8.1 by wire transfer into bank accounts to be specified by Akcea in writing (such bank accounts to be specified by Akcea in writing at least five Business Days prior to the Closing Date).

7.4Covenants between Signing and Closing. From the Execution Date and until the Closing Date or the earlier termination of this Agreement in accordance with ARTICLE 13, except as consented to in writing by Pfizer, (a) Akcea shall conduct its business in the ordinary course of business consistent with past practice and in accordance with all applicable Laws with respect to the performance of its obligations under this Agreement, including with respect to its activities under any Clinical Trials of the Product that are ongoing as of the Execution Date, and (b) Akcea shall not (i) license, transfer or otherwise dispose of any Akcea IP; (ii) abandon, cancel or allow to lapse or fail to maintain or protect any Akcea IP; and (iii) enter into, modify, extend, renew or amend any contract that by its terms expressly limits or impairs in any material manner the ability of Akcea to carry out its obligations under this Agreement.

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ARTICLE 8
UPFRONT FEE; MILESTONES AND ROYALTIES; PAYMENTS

8.1Upfront Fee. In partial consideration for the rights and licenses granted to Pfizer hereunder, on the Closing Date, Pfizer will pay Akcea an upfront fee of $250,000,000.

8.2Development and Regulatory Milestone Payments. In further consideration for the rights and licenses granted to Pfizer hereunder, in accordance with Section 8.4, Pfizer will pay Akcea the milestone payments set forth in Table 1 below when a Development or regulatory milestone event listed in Table 1 is first achieved by the Product:

Table 1
No.	Milestone Event	Milestone Payment
1	[***]	$[***]
2	[***]	$[***]
3	[***]	$[***]
4	[***]	$[***]
5	[***]	$[***]
6	[***]	$[***]
7	[***]	$[***]
8	[***]	$[***]
9	[***]	$[***]
10	[***]	$[***]
11	[***]	$[***]

If the achievement of milestone event no. [***] in Table 1 precedes the achievement of milestone event no. [***] in Table 1, then upon the achievement of milestone event no. [***] in Table 1, only the payment for milestone event no. [***] in Table 1 shall become due at such time and, for clarity, the payment for milestone event no. [***] in Table 1 shall not become due at such time, but Pfizer will instead pay Akcea the milestone payments set forth in Table 2 below when a Development or regulatory milestone event listed in Table 2 is first achieved by the Product:

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Table 2
No.	Milestone Event	Milestone Payment
1	[***]	$[***]
2	[***]	$[***]
3	[***]	$[***]

[***].

8.3Sales Milestone Payments. In further consideration for the rights and licenses granted to Pfizer hereunder, Pfizer will pay Akcea the sales milestone payments set forth in Table 3 below, in accordance with Section 8.4, when a sales milestone event listed in Table 3 is first achieved by the Product:

Table 3
Milestone Event	Milestone Payment
Net Sales in a Pfizer Year > $[***]	$[***]
Net Sales in a Pfizer Year > $[***]	$[***]
Net Sales in a Pfizer Year > $[***]	$[***]
Net Sales in a Pfizer Year > $[***]	$[***]
Net Sales in a Pfizer Year > $[***]	$[***]

8.4Limitations on Milestone Payments; Exceptions; Notice

8.4.1Each milestone payment set forth in Table 1, Table 2 and Table 3 above will be paid only once upon the first achievement of the milestone event by the Product regardless of how many times the Product achieves such milestone event.

8.4.2If two milestone events are achieved simultaneously by the same occurrence, then the milestone payments for both milestone events are due. [***]

8.4.3Each time a milestone event is achieved under this ARTICLE 8, Pfizer will send Akcea written notice thereof within [***] days following the date of achievement of such milestone event and the applicable milestone payment will be due within [***] days after receipt by Pfizer of an invoice from Akcea.

8.4.4For purposes of this ARTICLE 8, an Indication for [***] or [***] does not include a [***] Indication.

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8.5Royalties

8.5.1Marginal Royalty Term. In further consideration of the licenses and other rights granted to Pfizer, during the Marginal Royalty Term, subject to the terms of this Agreement (including this ARTICLE 8), Pfizer will pay to Akcea royalties in the amount of the marginal royalty rates (set forth in Table 3 below) (“Marginal Royalty Rates”) on the aggregate Net Sales resulting from the sale of Products, on a country-by-country and Product-by-Product basis, in the Territory during each Pfizer Year (collectively, “Royalties”):

Table 3
Royalty Tier	Worldwide Net Sales of Products in a Pfizer Year	Marginal Royalty Rate
1	For the portion of Worldwide Net Sales in a Pfizer Year < $[***]	[***]%
2	For the portion of Worldwide Net Sales in a Pfizer Year > $[***] but < $[***]	[***]%
3	For the portion of Worldwide Net Sales in a Pfizer Year > $[***] but < $[***]	[***]%
4	For the portion of Worldwide Net Sales in a Pfizer Year > $[***]	[***]%

Worldwide Net Sales in a Pfizer Year will be calculated by taking the aggregate sum of Net Sales of the Product for all countries worldwide. Each Marginal Royalty Rate set forth in Table 3 above shall apply only to that portion of the Net Sales of each Product in the Territory during a given Pfizer Year that falls within the indicated royalty tier. No Royalties are due on Net Sales of Products arising from compassionate use and other programs providing for the delivery of Product at no cost. The sales of Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Marginal Royalty Term. Royalties will be payable on a Product-by-Product and country-by-country basis during the Marginal Royalty Term for such Product in each country until the expiration of the Marginal Royalty Term for such Product in such country. Pfizer will provide reports and payments to Akcea consistent with Section 8.7.

8.5.2[***] Royalty Term. In further consideration of, among other things, the rights provided to Pfizer that are in addition to the rights under the Akcea Patent Rights, subject to local law requirements on royalty payments, Section 8.6.1 and Section 8.6.2, on a country-by-country and Product-by-Product basis, Pfizer will pay to Akcea a royalty on the aggregate Net Sales of the Product in such country equal to [***] percent ([***]%) [***] for such Product in such country, for the period commencing on the expiration of the Marginal Royalty Term and expiring upon the earlier of the date upon which: (a) [***], and (b) the [***] (such royalty period, the “[***] Royalty Term”). To the extent that any payments are owed pursuant to this Section 8.5.2, Section 8.7 shall apply mutatis mutandis for the duration of any such obligation.

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8.6Royalty Deductions

8.6.1Expiration of [***] and [***]. If on a country-by-country and Product-by-Product basis, at any time during the Royalty Term, clauses (a) and (b) of the definition of “Marginal Royalty Term” are no longer applicable to such Product in such country, then the Marginal Royalty Rates used to calculate Royalties with respect to such Product in such country shall by reduced by [***] percent ([***]%).

8.6.2Royalties After Generic Intrusion. If, on a country-by-country and Product-by-Product basis, at any time during the Royalty Term, Generic Intrusion occurs in a given country with respect to a Product, then the Marginal Royalty Rates used to calculate Royalties for such Product in such country shall be reduced by [***] percent ([***]%) for so long as such Generic Intrusion exists in such country.

8.7Reports; Payment of Royalty. During the Royalty Term, following the First Commercial Sale of any Product in any country, Pfizer will furnish to Akcea a written report within [***] days after the end of each Pfizer Quarter during a Pfizer Year showing, on a Product-by-Product and country-by-country basis, the Net Sales of each Product in each country and the Royalties payable under this Agreement with respect to such Pfizer Quarter. After receipt of such written report, Akcea will submit an invoice to Pfizer with respect to the Royalties payable under this Agreement with respect to such Pfizer Quarter. Such Royalties will be due and payable within [***] days after Pfizer’s receipt of such invoice. In addition, beginning with the Pfizer Quarter in which the First Commercial Sale for the Product is made and for each Pfizer Quarter thereafter, within [***] Business Days following the end of each such Pfizer Quarter, Pfizer will provide Akcea a preliminary, non-binding written report estimating the total Net Sales of, and Royalties payable to Akcea for Products projected for such Pfizer Quarter. Additionally, during the Marginal Royalty Term, within [***] ([***]) days of the end of each Pfizer Year, Pfizer shall provide to Akcea a non-binding one-year sales forecast, by Pfizer Quarter, solely for Akcea’s planning purposes.

8.8Third Party Licenses.

8.8.1Notice of Third Party IP. If, after the Execution Date, a Party identifies any Third Party intellectual property rights that such Party or any of its Affiliates or sublicensees, deems reasonably necessary in order to Exploit the Product in the Territory, such Party shall promptly provide written notice to the other Party identifying such Third Party intellectual property rights.

8.8.2Additional Product-Specific IP.

(a)Pfizer, its Affiliates and Sublicensees shall have the first right to obtain a license under any Additional Product-Specific IP (each such license, a “Pfizer Third Party Product-Specific License”). In the event that Pfizer elects to obtain a Pfizer Third Party Product-Specific License, Pfizer, or its applicable Affiliate or Sublicensee, shall pay all amounts due under such Pfizer Third Party Product-Specific Licenses; provided that Pfizer shall be entitled to reduce the Royalties due to Akcea upon Net Sales of the Product in a given Pfizer Quarter by up to [***] percent ([***]%) of the [***] paid by Pfizer, or any of its Affiliates or Sublicensees, to a Third Party with respect to the Product under any Pfizer Third Party Product-Specific License.

(b)If Pfizer, and its Affiliates and Sublicensees decline to obtain a Pfizer Third Party Product-Specific License pursuant to Section 8.8.2(a) within [***] days of receiving notice pursuant to Section 8.8.1, Akcea shall have the second right to obtain a license

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under such Third Party intellectual property rights (each such license, will be considered a Future In-License Agreement). In the event that Akcea elects to obtain a Future In-License Agreement, [***], or its applicable Affiliate or sublicensee, shall pay all amounts due under such Future In-License Agreement.

8.8.3Additional Device IP. Pfizer, its Affiliates and Sublicensees shall have the first right to obtain a license under any Device IP (each such license, a “Pfizer Third Party Device License”). In the event that Pfizer elects to obtain a Pfizer Third Party Device License, [***], or its applicable Affiliate or Sublicensee, shall pay all amounts due under such Pfizer Third Party Device Licenses.

8.8.4Additional Core IP.

(a)Akcea and its Affiliates shall have the first right to obtain a license under any Additional Core IP. In the event that Akcea or its Affiliate elects to obtain a license under any Additional Core IP, [***] or its applicable Affiliate shall pay all amounts due under such license and such license will be considered a Future In-License Agreement.

(b)If Akcea or its Affiliates decline to obtain a license under any Additional Core IP pursuant to Section 8.8.4(a) within [***] days of receiving notice pursuant to Section 8.8.1, Pfizer shall have the second right to obtain a license under such Third Party intellectual property rights. In the event that Pfizer elects to obtain a license under any such Additional Core IP, [***] shall pay all amounts due under such license agreement.

8.8.5Minimum Payments. During the Royalty Term, in no event will the aggregate royalty reductions under this Section 8.8 reduce the Royalties payable to Akcea on Net Sales of a Product in any given Pfizer Quarter to an amount that is less than [***] percent ([***]%) of the applicable royalty rate. Notwithstanding the foregoing, any excess amounts that would have otherwise been deducted in such Pfizer Quarter with respect to a Product shall be deducted from the Royalties payable to Akcea on Net Sales of such Product in successive Pfizer Quarters until such excess amounts have been deducted in full.

8.9Invoices. For any work performed by Akcea, Ionis and/or Akcea’s other Affiliates at Pfizer’s request under this Agreement after (i) the first [***] hours of Akcea’s (or Ionis’) time for any manufacturing transition assistance pursuant to Section 3.2, or (ii) the first [***] hours of Akcea’s time for regulatory assistance pursuant to Section 2.8.2(b), as applicable, Pfizer will reimburse Akcea for the services rendered at the then-applicable Akcea FTE Rate within [***] days from the date an invoice is received by Pfizer; provided that any invoiced costs are for additional hours of Akcea’s (or Ionis’) time in the performance of services actually rendered plus reasonable, documented and prior-approved out-of-pocket costs actually incurred in performing such additional services.

8.10Accounting.

8.10.1Pfizer agrees to keep, and to require its Affiliates and Sublicensees to keep, full, clear and accurate records for a minimum period of [***] years after the relevant payment is owed pursuant to this Agreement, setting forth the sales and other disposition of Products sold or otherwise disposed of, in sufficient detail to enable Royalties and compensation payable to Akcea hereunder to be determined.

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8.10.2Pfizer further agrees, upon not less than [***] days prior written notice, to permit, and to cause its Affiliates to permit, examination of such books and records relating to the Product by an independent accounting firm selected by Akcea and reasonably acceptable to Pfizer for the purpose of verifying reports provided (or required to be provided) by Pfizer under this ARTICLE 8. Such independent accounting firm shall be subject to appropriate confidentiality provisions substantially equivalent to those of this Agreement. Such audit will not be performed more frequently than [***] in any [***] period, and will be conducted during Pfizer’s normal business hours, in the location where such books and records are normally kept, and otherwise in a manner that minimizes any interference to Pfizer’s business operations, for the sole purpose of verifying compliance with this ARTICLE 8. The independent accounting firm will only share the results of the audit, not the underlying records, with Akcea. Akcea will provide to Pfizer a copy of the results of the audit promptly following Akcea’s receipt thereof.

8.10.3Such examination is to be made at the expense of Akcea, except if the results of the audit reveal an underpayment of Royalties, milestone payments or other payments to Akcea under this Agreement, of [***] percent or more as to the period subject to the audit, then the reasonable fees and expenses for such examination will be paid by Pfizer.

8.10.4If any audit establishes that Pfizer underpaid any amounts due to Akcea under this Agreement, then Pfizer shall pay Akcea any such deficiency within [***] days after receipt of a copy of the results of the audit and written notice thereof. If any audit establishes that Pfizer overpaid any amounts due to Akcea under this Agreement, then Pfizer may immediately offset all such excess payments against any outstanding or future amounts payable by Pfizer to Akcea under this Agreement until Pfizer has received full credit for all such overpayments.

8.11Methods of Payments. All payments due from one Party to the other Party under this Agreement will be paid in Dollars by wire transfer to a bank in the United States designated in writing by the payee and will be non-creditable (except as otherwise expressly provided in Section 8.10.4 and Section 8.12.4), irrevocable and non-refundable, provided that the foregoing shall not preclude Pfizer from claiming the amount of any such payment as Losses in connection with any right or remedy sought by Pfizer in the event of an actual or threatened breach of this Agreement.

8.12Taxes.

8.12.1General. Subject to the rest of this Section 8.12, each Party will be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

8.12.2Sales Tax. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value-added, sales or similar tax (“Sales Tax”), which shall be added thereon as applicable. Where Sales Tax is properly added to a payment made under this Agreement, the Party making the payment shall pay the amount of Sales Tax only on receipt of a valid tax invoice issued in accordance with the Laws and regulations of the country in which the Sales Tax is chargeable. The Parties shall cooperate in good faith to minimize any such Sales Tax.

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8.12.3Withholding Tax. In the event any of the payments made by Pfizer pursuant to this Agreement become subject to withholding taxes under the Laws of any jurisdiction, Pfizer shall deduct and withhold the amount of such taxes for the account of Akcea to the extent required by Law, such amounts payable to Akcea shall be reduced by the amount of taxes deducted and withheld, and Pfizer shall pay the amount of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to Akcea copies of any tax receipts or other documentation evidencing the fact and amount of such withholding sufficient to enable Akcea to claim such payment of taxes. Any such withholding taxes required under applicable Law to be paid or withheld shall be an expense of, and borne solely by, Akcea, and shall be treated as having been paid to Akcea hereunder. Pfizer shall provide Akcea with reasonable assistance to enable Akcea to recover such taxes as permitted by Law.

8.12.4Indemnity. Notwithstanding anything in this Agreement to the contrary, if an action (including any assignment or sublicense of its rights or obligations under this Agreement or any failure to comply with applicable Laws or filing or record retention requirements) by a Party leads either to the imposition of withholding tax or Sales Tax on the other Party that would not have been imposed in the absence of such action or to an increase in such liability above the liability that would have been imposed in the absence of such action, then such Party shall indemnify the other Party for such additional tax; provided, however, that such Party shall not be required to indemnify the other Party pursuant to this Section 8.12.4 with respect to any incremental taxes that would not have been imposed but for the other Party’s actions (including any assignment or sublicense of its rights or obligations under this Agreement or any failure to comply with applicable Laws or filing or record retention requirements). To the extent a Party is required to indemnify the other Party for any withholding tax pursuant to this Section 8.12.4 and the indemnified Party subsequently utilizes a foreign tax credit or claims a deduction in any year with respect to the taxes withheld in any year, the indemnifying Party shall have a credit against any outstanding or future amounts payable by the indemnifying Party to the indemnified Party under this Agreement in an amount equal to (a) [***]% of the foreign tax credit utilized or (b) the benefit realized by the indemnified Party resulting from the deduction, which benefit will be calculated as the sum of (i) [***]; plus (ii) [***].

8.12.5Withholding Certificates. At or prior to the Closing Date, Akcea shall provide to Pfizer any tax forms, including a validly executed U.S. Internal Revenue Service Form W-9 certifying that Akcea is exempt from backup withholding, that may be reasonably necessary in order for Pfizer not to be required to withhold tax in connection with any amounts payable pursuant to this Agreement (any such form, a “Withholding Certificate”). Akcea agrees (a) to notify Pfizer promptly in writing if a Withholding Certificate that was previously delivered ceases to be accurate or complete and (b) to deliver (to the extent it is legally eligible to do so) to Pfizer a Withholding Certificate that (i) is not obsolete or otherwise expired at the time of any payment made pursuant to this Agreement and (ii) may be reasonably necessary in order for Pfizer not to be required to withhold tax on payments contemplated by this Agreement.

8.13Currency Exchange. Notwithstanding anything to the contrary in the Agreement, conversion of sales recorded in local currencies to U.S. dollars will be performed in a manner consistent with Pfizer’s normal practices used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates.

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8.14Interest. Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement, and any payments that are pending resolution of any dispute unless the dispute is ruled in favor of the paying Party, will bear interest at a rate per annum equal to the lesser of (i) LIBOR or (ii) the maximum rate permissible under Law.

ARTICLE 9
INTELLECTUAL PROPERTY

9.1Ownership of Inventions; Disclosure.

9.1.1Existing IP. Nothing in this Agreement will affect Akcea’s ownership of the Akcea IP existing as of the Execution Date or Pfizer’s ownership of Pfizer IP existing as of the Execution Date, which in each case will remain owned by the Party having such rights.

9.1.2Ownership.

(a)Pfizer Program Technology. As between the Parties, Pfizer is the sole owner of any Know-How discovered, invented or created solely by or on behalf of Pfizer or its Affiliates under or in connection with this Agreement, any Product Trademarks, and any Patent Rights that claim or Cover inventions made solely by or on behalf of Pfizer or its Affiliates under or in connection with this Agreement, and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Pfizer to Akcea under this Agreement.

(b)Akcea Program Technology. As between the Parties, Akcea is the sole owner of any Know-How discovered, invented or created solely by or on behalf of Akcea or its Affiliates under or in connection with this Agreement and any Patent Rights that claim or Cover inventions made solely by or on behalf of Akcea or its Affiliates under or in connection with this Agreement, and will retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted by Akcea to Pfizer under this Agreement (collectively, the “Akcea Program Technology”).

(c)Joint Program Technology. The Parties will jointly own any Know-How discovered, invented or created jointly by or on behalf of both Akcea or its Affiliates and Pfizer or its Affiliates under or in connection with this Agreement (“Joint Know-How”) and any Patent Rights that claim or Cover inventions made jointly by or on behalf of both Akcea or its Affiliates and Pfizer or its Affiliates under or in connection with this Agreement (“Joint Patent Rights”, and collectively with any Joint Know-How, the “Joint Program Technology”). Each Party will be free to Exploit, either itself or through the grant of licenses to Third Parties (which Third Party licenses may be further sublicensed), the Joint Program Technology throughout the world without restriction, without the need to obtain further consent from or provide notice to the other Party, and without any duty to account or otherwise make any payment of any compensation to the other Party.

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9.2Filing, Prosecution and Maintenance of Patents.

9.2.1Patent Rights.

(a)Akcea Core Technology Patent Rights and Akcea Manufacturing Patent Rights. Akcea and Ionis will control and be responsible, at its sole cost, for Prosecuting and Maintaining (i) the Akcea Core Technology Patent Rights, and (ii) Akcea Manufacturing Patent Rights.

(b)Akcea Product-Specific Patent Rights. Following the Closing Date (and so long as the applicable license to Pfizer under Section 5.1 is in effect), Pfizer will control and be responsible, at its sole cost, for Prosecuting and Maintaining the Akcea Product-Specific Patent Rights.

(c)Joint Program Technology. In the event the Parties make any Joint Know-How, the Parties will promptly meet to discuss and determine, based on mutual consent, whether to seek patent protection thereon. Neither Party will file any Joint Patent Right without mutual consent. If the Parties decide to seek patent protection for any Joint Know-How, Pfizer will have the first right, but not the obligation, for Prosecuting and Maintaining any Joint Patent Right throughout the world in accordance with the provisions of Section 9.2.2.  Where Pfizer declines to exercise its first right to file on a Joint Patent Right that the Parties have agreed to file, Akcea shall have the right for Prosecuting and Maintaining such Joint Patent Right in accordance with the provisions of Section 9.2.2. The non-filing Party will reimburse the filing Party for [***] percent ([***]%) of the costs incurred by the filing Party in preparing, filing, prosecuting and maintaining such Joint Patent Rights, which reimbursement will be made pursuant to, and within [***] days of, invoices (including supporting documentation) submitted by the filing Party to the non-filing Party no more often than once per Calendar Quarter. The non-prosecuting Party will cooperate with the prosecuting Party in taking reasonable measures to control costs and non-prosecuting Party shall be responsible for [***] percent ([***]%) of (x) any fees or costs related to any correspondence of outside counsel with or instructions to outside counsel by such Party (or any of such Party’s representatives) which is independent of joint prosecution efforts, or (y) any patent office fees, and associated counsel/agent fees and costs, for extensions which are not incurred at the request of, and not due to the actions of, the prosecuting Party.  If either Party (the “Declining Party”) at any time declines to participate in the preparation, filing, prosecution or maintenance of any Joint Patent Right or share in the costs of filing, prosecuting and maintaining any Joint Patent Right, on a country by country basis, the Declining Party will provide the other Party (the “Continuing Party”) with [***] ([***]) days prior written notice to such effect, in which event, the Declining Party will (A) have no responsibility with respect to the filing, prosecution or maintenance of the applicable Joint Patent Right after the end of such [***] day period, (B) have no responsibility for any expenses incurred in connection with such Joint Patent Right after the end of such [***] day period and (C) if the Continuing Party elects to continue filing, prosecution or maintenance, the Declining Party, upon the Continuing Party’s request, will execute such documents and perform such acts, at the Continuing Party’s expense, as may be reasonably necessary (1) to assign to the Continuing Party all of the Declining Party’s right, title and interest in and to such Joint Patent Right and (2) to permit the Continuing Party to file, prosecute and maintain such Joint Patent Right at its sole expense. Where such Joint Patent Right is assigned to Pfizer as the Continuing Party, Akcea will retain a non-exclusive, sublicensable, perpetual, irrevocable, royalty-free, fully paid-up worldwide right and license to practice and exploit such Patent Right for any and all purposes excluding during the Term in connection with any  Compounds or Products in the Field in the Territory; and where such Joint Patent Right is assigned to Akcea as the Continuing Party, it will be excluded from the definition of Akcea Patent Rights, and Pfizer will retain a non-exclusive, sublicensable, perpetual, irrevocable, royalty-free, fully

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paid-up worldwide right and license to practice and exploit such Joint Patent Right for any and all purposes.

(d)Pfizer Patent Rights. Pfizer will control and be responsible, at its sole cost, for Prosecuting and Maintain the Pfizer Patent Rights.

9.2.2Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a)Each Party will keep the other Party informed as to material developments with respect to the Prosecution and Maintenance of the Patents Rights for which such Party has responsibility for Prosecution and Maintenance pursuant to Section 9.2.1(a), (b) and (c) or this Section 9.2.2, including by providing copies of any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, inter partes reviews, post-grant reviews, oppositions or requests for Patent Term Extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

(b)Pfizer may use counsel of its own choice reasonably acceptable to Akcea (for clarity, it is agreed that Pfizer may use internal patent counsel and agents, filing clerks, and paralegals employed by Pfizer, for the Prosecuting and Maintaining and coordinating worldwide filings of such Patent Rights, for prosecution before the European and Japanese Patent Offices, and for directly instructing U.S. and ex-U.S. outside counsel and patent agents, including by providing draft applications and responses, and that Pfizer may employ its preferred outside counsel and patent agents to conduct such activities as required for U.S. and ex-U.S. prosecution. At Pfizer’s request, Akcea will cooperate and assist Pfizer and outside counsel and agents in the preparation and prosecution of such Patent Rights. If Pfizer elects (i) not to file and prosecute patent applications for an Akcea Product-Specific Patent Right (“Pfizer Prosecuted Patents”) in a particular country, (ii) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, and Patent Term Extensions, adjustments, and restorations) or maintenance of any Pfizer Prosecuted Patent in a particular country, or (iii) not to file and prosecute patent applications for the Pfizer Prosecuted Patent in a particular country following a written request from Akcea to file and prosecute in such country, then Pfizer will so notify Akcea promptly in writing of its intention not less than [***] days before an action is required to enable Akcea to meet any deadlines by which an action must be taken to establish or preserve any such Patent Right in such country; and Akcea will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such Pfizer Prosecuted Patent in the applicable country at its own expense with counsel of its own choice. In such a case, Pfizer will cooperate with Akcea to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such Pfizer Prosecuted Patent in such country in Akcea’s own name, but only to the extent that Pfizer is not required to take any position with respect to such abandoned Pfizer Prosecuted Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being Prosecuted and Maintained by Pfizer under this Agreement. Notwithstanding anything to the contrary in this Agreement, if Akcea assumes responsibility for the Prosecution and Maintenance of the any such Pfizer Prosecuted Patent under this Section 9.2.2(b), Akcea will notify Pfizer if Akcea intends to abandon such Pfizer Prosecuted Patent.

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9.2.3Patent Costs. Except as set forth in Section 9.2.2 and this Section 9.2.3, each Party will be responsible for all patent costs incurred by such Party prior to and after the Closing Date in all countries designated by it in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under ARTICLE 9.

9.3Defense of Claims Brought by Third Parties; Oppositions.

9.3.1AKCEA-ANGPTL3-LRx. If a Third Party initiates a proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Exploitation of any Product being Exploited by Pfizer under a license granted under Section 5.1, then Pfizer will have the first right, but not the obligation, to defend against any such proceeding at its sole cost and expense. If Pfizer elects to defend against such proceeding, then Pfizer will have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of Akcea, not to be unreasonably withheld, conditioned or delayed). Akcea will reasonably assist Pfizer in defending such proceeding and cooperate in any such litigation at Pfizer’s request and expense. Pfizer will keep Akcea apprised of the progress of such proceeding. If Pfizer elects not to defend against a proceeding, then Pfizer will so notify Akcea in writing within [***] days after Pfizer first receives written notice of the initiation of such proceeding, and Akcea will have the right, but not the obligation, to defend against such a proceeding at its sole cost and expense and thereafter Akcea will have the sole right to direct the defense thereof, including the right to settle such claim (but only with the prior written consent of Pfizer, which consent will not be unreasonably withheld, delayed or conditioned). In any event, the Party not defending such proceeding will reasonably assist the other Party and cooperate in any such litigation at the defending Party’s request and expense. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 9.3. Each Party will provide the other Party with prompt written notice of the commencement of any such proceeding under this Section 9.3, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

9.3.2Interferences, Reissues, Re-Examinations and Oppositions. If a Third Party initiates a proceeding related to an interference, reissue, re-examination or opposition of an Akcea Product-Specific Patent Right, Pfizer will, by written notice to Akcea, either (i) control the defense of such proceeding solely to the extent such proceeding relates to an interference, reissue, re-examination or opposition of an Akcea Product-Specific Patent Right or (ii) have Akcea control the defense of such proceeding, provided if Pfizer makes no such election within [***] days, then Akcea will have the right, but not the obligation, to control the defense of such proceeding, at Akcea’s sole expense. In any event, the Party not defending such proceeding will reasonably assist the other Party and cooperate in any such litigation at the defending Party’s request and expense. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 9.3.2. Each Party will provide the other Party with prompt written notice of the commencement of any such proceeding under this Section 9.3.2, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

9.4Enforcement of Patents Against Competitive Infringement. With respect to infringement, unauthorized use, misappropriation or threatened infringement by a Third Party of any Akcea Product-Specific Patent Rights by reason of the Exploitation of a product that binds to ANGPTL3 (“Competitive Infringement”), the Parties will handle such Competitive Infringement in accordance with the remainder of this Section 9.4.

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9.4.1Duty to Notify of Competitive Infringement. If either Party learns of a Competitive Infringement by a Third Party, such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such Competitive Infringement; provided, however, that for cases of Competitive Infringement under Section 9.4.6 below, such written notice will be given within [***] days after learning of such Competitive Infringement.

9.4.2Control of Competitive Infringement Proceedings. For any Competitive Infringement involving an Akcea Product-Specific Patent Right then Pfizer will have the first right, but not the obligation, to institute, prosecute, and control a proceeding with respect thereto by counsel of its own choice at its own expense, and Akcea will have the right, at its own expense, to be represented in that action by counsel of its own choice, however, Pfizer will have the right to control such litigation. If Pfizer fails to initiate a proceeding within a period of [***] days after receipt of written notice of such Competitive Infringement (subject to a [***] day extension to conclude negotiations, if Pfizer has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such [***] day period), Akcea will have the right to initiate and control a proceeding with respect to such Competitive Infringement by counsel of its own choice, and Pfizer will have the right to be represented in any such action by counsel of its own choice at its own expense.

9.4.3Joinder; Cooperation.

(a)If a Party initiates a proceeding in accordance with this Section 9.4.3, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the proceeding. Subject to Section 9.4.4, the costs and expenses of each Party incurred pursuant to this Section 9.4.3(a) will be borne by the Party initiating such proceeding; provided Pfizer will only be requested to join such a proceeding if such proceeding relates to a Patent Right or the Product licensed to Pfizer under Section 5.1.

(b)If one Party initiates a proceeding in accordance with this Section 9.4.3, the other Party may join such proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

9.4.4Share of Recoveries. Any damages or other monetary awards recovered with respect to a proceeding brought pursuant to Section 9.4 will be shared as follows:

(a)the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b)any remaining proceeds will be allocated as follows: (x) if Pfizer initiates or controls the defense of the proceeding, Pfizer will receive and retain [***], [***], or (y) if Akcea initiates or controls the defense of the proceeding, Akcea will receive and retain [***].

9.4.5Settlement. Notwithstanding anything to the contrary in this ARTICLE 9, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 9 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Right without first obtaining the written consent of the Party that has the first right to control such suit under this ARTICLE 9.

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9.4.635 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 9.4.6, for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 9.4.1 during which a Party will have the initial right to bring a proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right, pursuant to such Section to initiate a proceeding if the first Party does not initiate a proceeding, such other Party will have such right if the first Party does not initiate a proceeding within 25 days after such first Party’s receipt of written notice of such Competitive Infringement.

9.5Patent Listing. Pfizer will, at its discretion, promptly, accurately and completely list, with the applicable Regulatory Authorities commencing on the Closing Date and during the remainder of the Term, all applicable Akcea Patent Rights. Prior to such listings, the Parties will meet to evaluate and identify all applicable Patent Rights, and Pfizer will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by Pfizer for any such listing. Notwithstanding the preceding sentence, Pfizer will retain final decision-making authority as to the listing of all applicable Akcea Patent Rights for the Product that are not Akcea Core Technology Patent Rights or Akcea Manufacturing Patent Rights, regardless of which Party owns such Patent Rights.

9.6Joint Research Agreement under the Leahy-Smith America Invents Act. If a Party intends to invoke its rights under 35 U.S.C. § 102(c) of the Leahy-Smith America Invents Act, it will notify the other Party and neither Party will make an election under such provision when exercising its rights under this ARTICLE 9 without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and the Parties will use reasonable efforts to cooperate and coordinate their activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).

9.7Additional Rights and Exceptions. Other than as expressly set forth in this ARTICLE 9, Akcea and Ionis retain the sole right to (i) Prosecute and Maintain (A) Akcea Core Technology Patent Rights and (B) Akcea Manufacturing Patent Rights during the Term, and (ii) control any enforcement of Akcea Core Technology Patent Rights and Akcea Manufacturing Patent Rights, and will take the lead on such enforcement solely to the extent that the scope or validity of any Patent Rights Controlled by Akcea and Covering the Akcea Core Technology Patent Rights or Akcea Manufacturing Patent Rights is at risk, provided that if under clause (ii) the enforcement of Akcea Core Technology Patent Rights and/or Akcea Manufacturing Patent Rights is believed in Pfizer’s opinion to potentially impact Net Sales and such an Akcea Core Technology Patent Right or Akcea Manufacturing Patent Right is the only Akcea Patent Right Covering the Product at the time of such enforcement proceeding, Pfizer has the second right, but no obligation, to enforce such patents, so long as Pfizer, in connection with any such enforcement proceeding, also [***]. Any damages or other monetary awards recovered with respect to a proceeding brought pursuant to Section 9.7(ii) that impacts Net Sales will be shared as follows:

(a)any recoveries will first be applied to reimburse each Party’s reasonable out-of-pocket costs and expenses incurred in connection therewith (which amounts will be allocated pro rata if insufficient to cover the totality of such costs and expenses); then

(b)any remaining recoveries will be allocated [***].

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9.8Patent Term Extension. The Parties will cooperate with each other in gaining Patent Term Extension wherever applicable to the Product, and Pfizer will determine which Akcea Product-Specific Patent Rights will be extended and will have the exclusive right, but not the obligation, to seek such Patent Term Extension, in Akcea’s or Ionis’ name, if so required.

ARTICLE 10
CONFIDENTIALITY

10.1Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that the receiving Party (the “Receiving Party”) will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Know-How or other confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) that is disclosed to it by the other Party (the “Disclosing Party”), including trade secrets, Know-How, inventions or discoveries, proprietary information, data of a financial, commercial or technical nature, formulae, processes, techniques and information relating to the Disclosing Party’s past, present or future marketing, financial, or Exploitation activities of any product or potential product or useful technology of the Disclosing Party or the pricing thereof (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:

10.1.1was in the lawful knowledge and possession of the Receiving Party prior to the time it was first disclosed to the Receiving Party by the Disclosing Party, or was otherwise developed independently by the Receiving Party without reference to any of the Disclosing Party’s Confidential Information, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;

10.1.2was generally available to the public or otherwise part of the public domain at the time of its first disclosure to the Receiving Party by the Disclosing Party;

10.1.3became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party by the Disclosing Party and other than through any act or omission of the Receiving Party in breach of this Agreement; or

10.1.4was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

The Receiving Party will protect all Confidential Information against unauthorized disclosure to Third Parties with the same degree of care as the Receiving Party uses for its own similar information, but in no event less than a reasonable degree of care. The Akcea Product-Specific IP shall be deemed to be the Confidential Information of both of the Parties hereto and shall be deemed to have been disclosed by the other Party hereto.

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10.2Prior Confidentiality Agreements Superseded. As of the Execution Date, this Agreement supersedes the Confidential Disclosure Agreement executed by Akcea and Pfizer on January 30, 2019 (including any and all amendments thereto) and the Confidential Disclosure Agreement executed by Akcea and Pfizer on March 26, 2019 (including any and all amendments thereto). All information exchanged among Ionis, Akcea and Pfizer under such Confidential Disclosure Agreements are deemed Confidential Information hereunder and subject to the terms of this ARTICLE 10.

10.3Authorized Disclosure. The Receiving Party may only use the Confidential Information of the Disclosing Party for exercising its rights and performing its obligations under this Agreement and may only disclose Confidential Information of the Disclosing Party as follows: (a) to the extent required to its Affiliates and its and their respective directors, officers, employees, agents, existing or prospective sublicensees, permitted assignees, consultants, and representatives who reasonably need to know such Confidential Information in order to advise or assist the Receiving Party in connection with the performance of its obligations or rights granted or reserved in this Agreement and under appropriate confidentiality provisions substantially equivalent to those of this Agreement; (b) as required by applicable Law, regulation, or in response to a valid Order of a court of competent jurisdiction; provided, however, that if a Receiving Party is required by Law, regulation, or in response to a valid Order of a court to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure requirement, limit disclosure to only the Confidential Information requested to be disclosed and, if requested by the Disclosing Party, cooperate with the Disclosing Party to secure confidential treatment of such Confidential Information required to be disclosed; (c) in communication with existing or prospective investors, lenders, financing sources, professional advisors, acquirers, merger partners, subcontractors, licensees or Inbound Licensors on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (d) to the extent mutually agreed to in writing by the Parties. The confidentiality and non-use obligations set forth under this Agreement will survive the termination or expiration of this Agreement for a period of [***] years.

10.4Press Release; Disclosure of Agreement

10.4.1On or promptly after the Execution Date, the Parties will jointly issue a press release of the execution of this Agreement in the form mutually agreed by the Parties. Subject to Sections 10.3 and 10.5, neither Party may issue any subsequent press release or other public disclosure regarding this Agreement or its terms or the Parties’ activities hereunder, or any results or data arising hereunder, except (a) with the other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), or (b) for any disclosure that is reasonably necessary in that Party’s sole discretion to comply with applicable securities exchange listing requirements or other applicable Laws. Each Party will provide to the other Party a copy of any public announcement regarding this Agreement or the subject matter hereof (including any filing with the United States Securities and Exchange Commission (or any stock exchange, including Nasdaq, or any similar regulatory agency in any country other than the United States)), as practicable under the circumstances, reasonably prior to its scheduled release. Each Party will have the right to expeditiously review and recommend changes to any such announcement, and, except as otherwise required by securities exchange listing requirements or applicable Law, the Party

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whose announcement has been reviewed will remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure and will give due consideration to any reasonable comments by the reviewing Party relating to such announcement, including the provisions of this Agreement for which confidential treatment should be sought pursuant to Section 10.4.3. At the request of either Party, the other Party will reasonably consider in good faith whether a press release or other public disclosure described in this Section 10.4.1 should be a joint release by both Parties and, in such a case, the Parties will use good faith efforts to mutually agree on the content of any such joint release. Notwithstanding the foregoing, to the extent information regarding this Agreement has already been publicly disclosed, each Party (other than a Party that had caused such information to become publicly disclosed in breach of this ARTICLE 10) may subsequently disclose the same information to the public without the consent of the other Party.

10.4.2Each Party will be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement, to any existing or prospective investors, lenders, financing sources, professional advisors, acquirers, merger partners, subcontractors, licensees or Inbound Licensors on a need to know basis.

10.4.3If either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement, periodic report, or any other disclosure document which describes or refers to this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act, of 1934, as amended, or any other applicable securities Law (collectively, the “Securities Acts”), such Party will notify the other Party of such intention and will provide such other Party with a copy of relevant portions of the proposed filing not less than five Business Days prior to such filing, and will seek to obtain confidential treatment of any information concerning the Agreement that such other Party requests be kept confidential. No such notice will be required under this Section 10.4.3 if the substance of the description of or reference to this Agreement contained in the proposed filing or other public disclosure has been included in any previous filing or other public disclosure made by either Party hereunder or otherwise approved by the other Party. For clarity, the Parties hereby acknowledge and agree that each Party may file this Agreement under the Securities Acts in the United States and that the Parties will each use reasonable efforts to obtain confidential treatment of the commercial terms and sensitive technical and any other portions of this Agreement that such other Party requests be kept confidential.

10.5Publications. Except as expressly permitted in this Section 10.5, neither Party nor its Affiliates or sublicensees will publish or publicly disclose the scientific results of any of the activities conducted by the other Party under this Agreement without the prior written consent of the other Party. The Parties recognize that it may be useful or required to publish or publicly disclose the results of Exploitation activities conducted hereunder, and each Party (and its Affiliates and sublicensees) will be free to publish or publicly disclose such results, including on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov, subject to the prior review by the other Party for patentability and protection of its Confidential Information as described in this Section 10.5. The Party that desires to publish such results will provide the other Party with a copy of such proposed abstract, manuscript, or presentation no less than 30 days (14 days in the case of abstracts) prior to its intended submission for publication. The reviewing Party will respond in writing promptly and in no event later than 14 days (seven days in

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the case of abstracts) after receipt of the proposed material, with one or more of the following: (a) comments on the proposed material, which the publishing Party will consider in good faith, (b) a specific statement of concern, based upon the need to seek patent protection or to block publication if the reviewing Party determines that the proposed disclosure contains or describes intellectual property that should be maintained as a trade secret to protect the Product or any Exploitation activities conducted under this Agreement, or (c) an identification of the reviewing Party’s Confidential Information that is contained in the material reviewed. In the event of concern over patent protection or whether maintaining a trade secret would be a priority, the publishing Party agrees not to submit such publication or to make such presentation that contains such information until the reviewing Party is given a reasonable period of time, and in no event more than 30 days, to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues. Notwithstanding anything herein to the contrary, none of Akcea, its Affiliates, its sublicensees, nor any licensee pursuant to a Permitted License entered into after the Execution Date may publish or publicly disclose any scientific data or results specific to the Compound, the Product, the Akcea Product-Specific IP or the Pfizer Product-Specific IP without Pfizer’s written consent, not to be unreasonably withheld, conditioned or delayed, and Akcea shall cause any such person to comply with this Section 10.5 as if it was a party hereto.

10.6Remedies. Each Party will be entitled to seek, in addition to any other right or remedy it may have, at Law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this ARTICLE 10.

10.7Ongoing Obligation for Confidentiality. Upon expiration or termination of this Agreement, the Receiving Party shall destroy or return (as requested by the Disclosing Party) any Confidential Information of the Disclosing Party, except that the receiving Party (a) may retain a single copy of the Confidential Information for the sole purpose of (i) ascertaining its rights and responsibilities in respect of such Confidential Information and (ii) exercising its rights that expressly survive the expiration or termination of this Agreement and (b) shall not be required to destroy any computer files stored securely by the receiving Party that are created by automatic system back up.

10.8Acknowledgment. Pfizer will acknowledge in any press release, public presentation, or publication regarding the Product and intended for or reasonably likely to be the subject of broad distribution that such Product is under license from Akcea and will also include Akcea’s stock ticker symbol (e.g., NASDAQ: AKCA). Akcea and Ionis may include any Product (and identify Pfizer as its partner for such Product) in any description of Akcea’s and Ionis’ drug pipeline. To the extent permitted by applicable Law, Pfizer will include the words “Discovered by Ionis Pharmaceuticals and Akcea Therapeutics” in relevant scientific, medical and other Product-related communications to the extent such communications address the research, discovery, or commercialization of the Product. Notwithstanding the foregoing, Pfizer will have no obligation to include such attribution language in any of the following: (a) branding materials or Product labels or packaging; (b) communications or materials where such inclusion would be prohibited by applicable Law or applicable Third Party institutional, corporate, or other policies; (c) communications that Pfizer does not control, such as publications with non-Pfizer lead authors; or (d) materials primarily focused on or directed to patients, or other materials in which Pfizer branding is not prominently featured, provided that, in each case, Pfizer will use reasonable efforts to have such attribution language included in any such communication, consistent with the efforts that Pfizer uses to have statements regarding its own contributions to the Product included in such communication.

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ARTICLE 11
REPRESENTATIONS AND WARRANTIES

11.1Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Execution Date and as of the Closing Date, that:

11.1.1such Party is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into and deliver this Agreement and to carry out the provisions hereof;

11.1.2such Party has taken all necessary action on its part required by applicable Law and its organizational documents to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

11.1.3this Agreement has been duly and validly executed and delivered on behalf of such Party, and, assuming due and valid authorization, execution and delivery by the other Party, constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof, subject to bankruptcy, insolvency, moratorium or other similar Laws affecting or relating the enforcement of creditors’ rights generally, and general principals of equity;

11.1.4the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Law or regulation of any Governmental Authority having jurisdiction over such Party;

11.1.5except as contemplated by Section 11.4.3, all consents, approvals and authorizations from all Governmental Authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;

11.1.6such Party is not debarred under the United States Federal Food, Drug and Cosmetic Act or comparable applicable Laws and it does not, and will not during the Term, employ or use the services of any Person that is debarred, in connection with the Exploitation of the Products. If either Party becomes aware of the debarment or threatened debarment of any Person providing services to such Party, including the Party itself and its Affiliates or Sublicensees, which directly or indirectly relate to activities under this Agreement, the other Party will be immediately notified in writing;

11.1.7none of a Party’s officers, directors and employees, and to each Party’s knowledge, any other party acting on its behalf, has directly or indirectly given, offered or promised to give money or anything of value to any Government Official in an effort to influence any Government Official or any other Person in a corrupt or improper effort to obtain or retain business or any commercial advantage, such as a permit or license to do business, or accepted such a payment. Each Party further warrants that all persons acting on its behalf have complied with all applicable Laws in connection with conducting its business operations, including the U.S. Foreign Corrupt Practices Act, laws implementing the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and local Laws prohibiting bribery, kickbacks, or other unlawful or improper means of obtaining business or commercial advantages; and

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11.1.8Akcea has taken reasonable precautions, and, during the Term, each Party will take reasonable precautions, to preserve the confidentiality of the Know-How contained in the Akcea IP.

11.2Representations, Warranties and Covenants, as applicable, of Akcea. Except as otherwise disclosed in a separate letter from Akcea to Pfizer on the Execution Date (the “Side Letter”), Akcea hereby represents, warrants, and covenants to Pfizer, as of the Execution Date and as of the Closing Date, that:

11.2.1Akcea has all rights, authorizations and consents necessary to grant all rights and licenses it purports to grant to Pfizer with respect to the Akcea IP under this Agreement, in each case, free and clear of any rights of any Third Party that would be in conflict with the licenses and other rights granted to Pfizer under this Agreement, and has obtained the prior written consent of Ionis as required under the Ionis/Akcea License Agreement with respect to the grant of such rights and licenses.

11.2.2Akcea has sufficient legal or beneficial title and ownership or right to license (or sublicense as the case may be) with respect to the Akcea IP as is necessary to fulfill its obligations under this Agreement and to grant the licenses (or sublicenses as the case may be) to Pfizer pursuant to this Agreement.

11.2.3There is no (a) action, suit, claim, demand, dispute, proceeding, arbitration, inquiry, investigation or other legal action of any nature, civil, criminal, regulatory or otherwise, pending or, to Akcea’s knowledge, threatened in writing, against Akcea, Ionis or any of their respective Affiliates or (b) judgement or settlement against or owed by Akcea, Ionis or any of their respective Affiliates, in each case ((a) and (b)) in connection with the Akcea IP, the Compound, the Product or relating to the transactions contemplated by this Agreement (including any claim alleging that the Exploitation of the Compound or Product in the Territory infringes or misappropriates any intellectual property rights of a Third Party).

11.2.4All officers, employees and contractors of Akcea and Ionis, as applicable, or of any of their Affiliates, that are inventors of any of the inventions claimed in the Akcea Patent Rights and that have performed Development, Manufacturing or other Exploitation activities on behalf of Akcea or Ionis or their respective Affiliates, as applicable, have entered into written agreements pursuant to which such Persons are obligated to assign all rights, title, and interests in and to any such inventions developed by them, whether or not patentable, to Akcea, Ionis or such Affiliate, respectively, as the sole owner thereof.

11.2.5to Akcea’s and Ionis’ knowledge, no officer, employee or contractor of Akcea or Ionis, as applicable, or of any of their Affiliates is, or during the Term will be, subject to any agreement that requires such individual to assign any interest in any Akcea IP to any Third Party.

11.2.6There are no additional licenses or rights (beyond those granted to Pfizer under this Agreement) under any intellectual property owned or Controlled by Akcea, Ionis or their respective Affiliates that would be required in order for Pfizer to Exploit the Compound and the Product as contemplated under this Agreement.

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11.2.7The Akcea IP constitutes all of the Patent Rights and Know-How owned or otherwise Controlled by Akcea, Ionis or their respective Affiliates that are necessary to Exploit the Compound and the Product as contemplated under this Agreement. Neither Akcea nor Ionis has previously assigned, transferred, conveyed, or otherwise encumbered its rights, title, or interests in or to the Akcea IP in a manner that conflicts with any rights granted to Pfizer hereunder with respect to the Compound or the Product.

11.2.8Neither Akcea nor any of its Affiliates is a party to any agreement with a Third Party that would limit any of the licenses granted to Pfizer under this Agreement, in each case that would, but for such agreement, be included in the rights licensed to Pfizer pursuant to this Agreement.

11.2.9(i) Schedule 1.8 (Akcea Core Technology Patent Rights), Schedule 1.14 (Akcea Manufacturing Patent Rights), and Schedule 1.18 (Akcea Product-Specific Patent Rights), set forth true, correct, and complete lists of all Patent Rights owned or otherwise Controlled by Akcea or any of its Affiliates that relate to the Compound or the Product, (ii) except as otherwise indicated in Schedule 1.8, each Akcea Patent Right is in full force and effect and has been filed and prosecuted in good faith, and (iii) Akcea or its Affiliates have timely paid all application, registration, maintenance and renewal fees payable with respect to such Patent Rights that are pending or granted and all necessary documents and certificates have been filed with the relevant agencies for the purpose of maintaining such Patent Rights.

11.2.10(i) To Akcea’s knowledge, no Third Party is (a) infringing, misappropriating or violating any Akcea Core Technology Patent Rights or Akcea Manufacturing Patent Rights (and there is no claim by Akcea that a Third Party is or was infringing, misappropriating or violating any Akcea Core Technology Patent Rights or Akcea Manufacturing Patent Rights) or misappropriating any Know-How included in the Akcea Core Technology IP or Akcea Manufacturing IP, each with respect to a Competitive Oligo, (b) infringing, misappropriating or violating any Akcea Product-Specific Patent Rights (and there is no claim by Akcea that a Third Party is or was infringing, misappropriating or violating any Akcea Product-Specific Patent Rights) or misappropriating any Know-How included in the Akcea Product-Specific IP, and (c) no Third Party has challenged or threatened to challenge the inventorship, ownership, Akcea’s right to use, scope, validity or enforceability of any Akcea Patent Rights (including, by way of example, through the institution or written threat of institution of interferences, derivation, post-grant review, opposition, nullity, reexamination, reissue, revocation, inter partes or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority).

11.2.11Akcea has set forth on Schedule 1.55 (Existing In-License Agreements) a true, correct, and complete list of all agreements pursuant to which a Third Party has granted Akcea or its Affiliates a license under any Know-How or Patent Rights that are necessary to Exploit the Compound or the Product, and all such Patent Rights and Know-How are included in the Akcea IP. All Existing In-License Agreements are in full force and effect, and Akcea has provided Pfizer with true and complete copies of each such Existing In-License Agreement and all amendments thereto. Neither Akcea, its Affiliates nor, to Akcea’s knowledge, the counterparty to an Existing In-License Agreement is in default with respect to a material obligation under such Existing In-License Agreement, and none of such parties has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under any Existing In-License Agreement.

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11.2.12To Akcea’s knowledge, no (a) published pending patent application, which if granted, and no (b) issued patent, ((a) and (b)) owned by a Third Party will be infringed, misappropriated or otherwise violated by the Exploitation of the Compound or the Product as contemplated by this Agreement.

11.2.13No Akcea IP has been created pursuant to, and is not subject to, any funding agreement with any government or Governmental Authority or any Third Party, and is not subject to the requirements of the Bayh-Dole Act or any similar provision of any applicable Law. No funding, facilities or personnel of any Governmental Authority were used, directly or indirectly, to Develop or create, in whole or in part, any Akcea IP.

11.2.14Each Regulatory Filing filed by Akcea or its Affiliates with respect to the Compound or the Product prior to the Execution Date and the Closing Date was true, complete and accurate in all material respects and timely filed.

11.2.15Any and all Regulatory Filings filed by Akcea or its Affiliates with respect to the Compound or the Product have been provided to Pfizer in an appropriate electronic format prior to the Execution Date. Except as otherwise disclosed on Schedule 11.2.15, neither Akcea, Ionis nor any of their respective Affiliates or licensees has received any written notice or allegation from any Regulatory Authority regarding (i) any actual, alleged, possible, or potential violation of or failure to comply with any Law, or (ii) any actual, proposed, or potential revocation, withdrawal, suspension, cancellation, termination, or modification of any Regulatory Filing for the Product, and, to Akcea’s and Ionis’ knowledge, there is no reasonable basis for any such notice or allegation.

11.2.16 All preclinical and clinical investigations of the Product sponsored by Akcea or its Affiliates and all other Product Development activities of Akcea or its Affiliates are being conducted in material compliance with applicable protocols, procedures, Laws, rules, regulations and guidances, including cGCP, and applicable protocols, procedures, Laws, rules, regulations and guidances restricting the use and disclosure of individually identifiable health information. Neither Akcea nor its Affiliates has received any written notice from the FDA, the EMA or any other Regulatory Authority performing functions similar to those performed by those with respect to any ongoing clinical or pre-clinical studies or tests of the Product requiring the termination, suspension or material modification of such studies or tests, and no Governmental Authority has commenced any action to place a clinical hold order on, or otherwise terminate or suspend, any ongoing Clinical Trial of the Product conducted by or on behalf of Akcea or its Affiliates.

11.2.17Neither Akcea, Ionis nor any of their Affiliates has, regarding or related to the Compound, the Product or the Akcea IP, been subject to a corporate integrity agreement, deferred prosecution agreement, consent decree, monitoring agreement, settlement agreement or other similar agreement or Order mandating or prohibiting future or past activities.

11.2.18All inventory of any API, Drug Product and packaged Clinical Trial material for the Product transferred from Akcea and Ionis to Pfizer hereunder (a) meets and was Manufactured in accordance with all specifications and all applicable Laws and other regulatory requirements (including cGMP where applicable), (b) is free from contamination, diluents and defects in materials and workmanship, and (c) is not adulterated or misbranded.

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11.2.19To Akcea’s knowledge, neither Akcea nor any of its Affiliates has committed any act, or omitted to commit any act, that may cause the Akcea Patent Rights to expire prematurely or be declared invalid or unenforceable.

11.2.20To Akcea’s knowledge, true, complete and correct copies of all material information with respect to the safety and efficacy of the Compound and the Product that are not otherwise publicly available have been provided to Pfizer.

11.2.21Neither Akcea nor any of its Affiliates has provided the Compound or the Product to a Third Party under the Prior Agreements or the Existing In-License Agreements.

11.2.22No consents from the Inbound Licensors under the In-License Agreements are required to enter into this Agreement and to grant the licenses to Pfizer hereunder, other than the consent from Ionis contained in the Letter Agreement.

11.2.23Since the date that is one year prior to the Execution Date there has not been an Event that has had, or would reasonably be expected to have had, a Material Adverse Effect.

11.3Representations and Warranties of Pfizer. Pfizer hereby represents and warrants to Akcea, as of the Execution Date and as of the Closing Date, that it is not aware of an Event that has had, or would reasonably be expected to have had, a Material Adverse Effect.

11.4Covenants of Akcea. From and after the Execution Date through the expiration or earlier termination of this Agreement, Akcea hereby covenants to Pfizer that:

11.4.1Updates to Schedules. Upon Pfizer’s reasonable written request (such request not to be submitted to Akcea more than once every Pfizer Year), Akcea will promptly update Schedule 1.8 (Akcea Core Technology Patent Rights), Schedule 1.14 (Akcea Manufacturing Patent Rights) and Schedule 1.18 (Akcea Product-Specific Patent Rights), and submit such amended Schedules to Pfizer.

11.4.2In-License Agreement. Akcea and its Affiliates, as applicable, will at all times have obtained the necessary consents from the Inbound Licensors under the In-License Agreements to enter into this Agreement and to grant the licenses to Pfizer hereunder, and will provide to Pfizer written evidence of same. Neither Akcea nor Ionis, nor any of their respective Affiliates, will amend, modify, terminate, or waive any rights under any In-License Agreement or any agreement with a Licensed CMO listed on Schedule 5.2(ii), in a manner that would adversely affect Pfizer’s rights or obligations under this Agreement without Pfizer’s prior written consent. Neither Akcea nor Ionis, nor any of their respective Affiliates, will commit any acts or permit the occurrence of any omissions that would cause or result in the termination of any In-License Agreement or any agreement with a Licensed CMO listed on Schedule 5.2(ii) in its entirety or with respect to any rights under such agreement for which such termination would adversely affect Pfizer’s rights or obligations under this Agreement. Akcea and/or Ionis, as applicable, will notify Pfizer in writing within one Business Day after any such termination of any such agreement.

11.4.3Conflicting Agreements. Akcea will not enter into any agreement or other obligation with any Third Party, or amend an existing agreement with a Third Party, in each case, that would have an adverse effect on Akcea’s ability to grant the licenses (or sublicenses as the case may be) to Pfizer, or perform its obligations, under this Agreement.

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11.4.4Future Encumbrances. Akcea shall not, and shall cause its Affiliates not to, incur or permit to exist, with respect to any Akcea IP, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other obligation that is or would be inconsistent with the licenses and other rights granted to Pfizer under Section 5.1 of this Agreement.

11.4.5In-License Agreements and Prior Agreements.

(a)Akcea or its Affiliates shall be and remain solely responsible for fulfilling and performing at its cost and expense, any and all obligations under each In-License Agreement and each Prior Agreement, including timely, full and complete payment of any and all amounts due thereunder or in connection therewith to the other parties thereto, and will otherwise remain, and cause its Affiliates to otherwise remain, in compliance in all material respects with all In-License Agreements and Prior Agreements.

(b)Neither Akcea nor its Affiliates shall enter into any amendment to any In-License Agreement or Prior Agreement that adversely affects any rights granted to Pfizer hereunder without the prior written consent of Pfizer.

(c)Akcea will furnish Pfizer with copies of all notices received by Akcea or any of its Affiliates relating to any alleged breach or default by Akcea or any of its Affiliates under any In-License Agreement or Prior Agreement promptly after receipt thereof and thereafter furnish Pfizer with copies of all correspondence and summaries of material discussions between the applicable parties to the In-License Agreement or Prior Agreement relating to the alleged breach, including any proposed resolution of the matter.

(d)Akcea will promptly furnish Pfizer with true and complete copies of all amendments to the In-License Agreements and Prior Agreements arising after the Execution Date.

11.5Antitrust Filings

11.5.1Akcea and Pfizer shall, as promptly as practicable (but no later than [***] days after the Execution Date), and before the expiration of any relevant legal deadline, file with (a) the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, the Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) required for the transactions contemplated hereby, together with all required documentary attachments thereto any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act and (b) any other Antitrust Authority, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any other Antitrust Laws (collectively, the “Antitrust Filings”). Notwithstanding the foregoing, the Parties may, upon mutual agreement, delay the filing of any of the Antitrust Filings if they reasonably believe that such delay would result in obtaining any clearance required under the HSR Act and any Antitrust Laws for the consummation of this Agreement and the transactions contemplated hereby more expeditiously. Each of Akcea and Pfizer shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any other Antitrust Laws. Each Party shall be responsible for its own fees, costs and expenses associated with any Antitrust Filings.

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11.5.2Akcea and Pfizer shall use their commercially reasonable efforts to promptly obtain any clearance required under the HSR Act and any Antitrust Laws for the consummation of this Agreement and the transactions contemplated hereby (including requesting early termination of the waiting period prescribed by the HSR Act) and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Antitrust Authority and shall comply promptly with any such inquiry or request. Notwithstanding the foregoing, nothing in this Section 11.5.2 or otherwise in this Agreement shall obligate, or be construed to obligate, Pfizer (a) to dispose, transfer or hold separate, or cause any of its Affiliates to dispose, transfer or hold separate any assets or operations; (b) to discontinue or cause any of its Affiliates to discontinue offering any product or service; or (c) to make or cause any of its Affiliates to make any commitment (to any Antitrust Authority or otherwise) regarding its future operations.

11.5.3Subject to Section 11.5.2, the Parties hereto commit to instruct their respective counsel to cooperate with each other and use commercially reasonable efforts to facilitate and expedite the identification and resolution of any issues arising under the HSR Act and any Antitrust Laws at the earliest practicable dates. Such commercially reasonable efforts and cooperation include counsel’s undertaking (a) to keep each other appropriately informed of communications from and to personnel of the reviewing Antitrust Authorities, and (b) to confer with each other regarding appropriate contacts with and response to personnel of such Antitrust Authorities and the content of any such contacts or presentations. Neither Akcea nor Pfizer shall participate in any meeting or discussion with any Antitrust Authority with respect of any such filings, applications, investigation, or other inquiry without giving the other party prior notice of the meeting or discussion and, to the extent permitted by the relevant Antitrust Authority, the opportunity to attend and participate in such meeting or discussion (which, at the request of either Pfizer or Akcea, shall be limited to outside antitrust counsel only). Akcea and Pfizer shall each approve in the content of any presentations, white papers or other written materials to be submitted to any Antitrust Authority in advance of any such submission.

11.6Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY THAT ANY PATENTS ARE VALID OR ENFORCEABLE, AND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. BOTH PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE OTHER PARTY MAKES (AND HAS MADE) NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, THAT IT WILL BE ABLE TO SUCCESSFULLY ACHIEVE THE MILESTONE EVENTS SET FORTH IN ARTICLE 8 OR THAT IT WILL BE ABLE TO ACHIEVE ANY AMOUNT OF NET SALES AND EACH PARTY SPECIFICALLY DISCLAIMS THAT IT IS RELYING UPON OR HAS RELIED UPON ANY SUCH REPRESENTATIONS OR WARRANTIES THAT MAY HAVE BEEN MADE BY ANY PERSON.

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ARTICLE 12
INDEMNIFICATION; INSURANCE

12.1Indemnification by Pfizer. Pfizer will defend, and indemnify and hold harmless, Akcea and its Affiliates and its and their respective directors, officers, employees, agents, representatives and assigns (collectively, the “Akcea Indemnified Parties”), from and against any and all liabilities, damages, losses, costs and expenses, including interest penalties and reasonable attorneys’ fees and expenses (collectively, “Losses”), to the extent arising out of or resulting from any Third Party suits, claims, actions, proceedings or demands (“Third Party Claims”) to the extent based upon:

12.1.1any breach of any representation, warranty or covenant made by Pfizer in this Agreement;

12.1.2the Exploitation of the Product by Pfizer or its Affiliates, subcontractors or its Sublicensees; or

12.1.3the gross negligence or willful misconduct by Pfizer or any of the Pfizer Indemnified Parties in the exercise of their rights or performance of their obligations hereunder;

provided that, in the case of each of Sections 12.1.1 through 12.1.3 above, Pfizer will not be obligated to so defend, and indemnify and hold harmless, the Akcea Indemnified Parties for any Third Party Claims to the extent that Akcea has an obligation to indemnify the Pfizer Indemnified Parties under Section 12.2.

12.2Indemnification by Akcea. Akcea will defend, and indemnify and hold harmless, Pfizer and its Affiliates and Sublicensees and its and their respective directors, officers, employees, agents, representatives and assigns (collectively, the “Pfizer Indemnified Parties”), from and against any and all Losses, to the extent arising out of or resulting from any Third Party Claims to the extent based upon:

12.2.1any breach of any representation, warranty or covenant made by Akcea in this Agreement;

12.2.2the Exploitation, including Co-Commercialization (if any), of the Product by Akcea, Ionis or their respective Affiliates, subcontractors or Sublicensees; or

12.2.3the gross negligence or willful misconduct by Akcea or any of the Akcea Indemnified Parties in the exercise of their rights or performance of their obligations hereunder;

provided that, in the case of each of Sections 12.2.1 through 12.2.3 above, Akcea will not be obligated to so defend, and indemnify and hold harmless, the Pfizer Indemnified Parties for any Third Party Claims to the extent that Pfizer has an obligation to indemnify the Akcea Indemnified Parties under Section 12.1.

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12.3Procedure. A Person entitled to indemnification under this ARTICLE 12 (an “Indemnified Party”) will give prompt written notification to the Person from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any Third Party Claim for which indemnification may be sought or, if earlier, upon the assertion of any such Third Party Claim (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party Claim as provided in this Section 12.3 will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice). Within 20 Business Days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party will control such defense and, without limiting the Indemnifying Party’s indemnification obligations, the Indemnifying Party will reimburse the Indemnified Party for all costs and expenses, including attorney fees, incurred by the Indemnified Party in defending itself within 30 days after receipt of any invoice therefor from the Indemnified Party. The Party not controlling such defense may participate therein at its own expense; provided that, if the Indemnifying Party assumes control of such defense and the Indemnified Party in good faith concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such Third Party Claim, the Indemnifying Party will be responsible for the reasonable fees and expenses of counsel to the Indemnified Party in connection therewith. The Party controlling such defense will keep the other Party advised of the status of such Third Party Claim and the defense thereof and will consider recommendations made by the other Party with respect thereto. The Indemnified Party will not agree to any settlement of such Third Party Claim without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld, delayed or conditioned. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, agree to any settlement of such Third Party Claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto, that imposes any liability or obligation on the Indemnified Party or that acknowledges fault by the Indemnified Party.

12.4Insurance. Each Party will self insure or maintain, with insurers with a minimum “A-” AM Best rating, at its own cost, insurance against liability and other risks associated with its activities and obligations under this Agreement, including its Development, Manufacturing, Commercialization and other Exploitation activities, as applicable, and its indemnification obligations hereunder, in such amounts, subject to such deductibles, which are the sole responsibility of the named insured, and on such terms as are reasonable for a company such as such Party for the activities to be conducted by it under this Agreement, with minimum limits as specified below, which can be made up by any combination of primary and umbrella excess coverage. Each Party will promptly furnish to the other Party evidence of such insurance prior to the Closing Date and annually thereafter. Each Party will provide a minimum of 30 days written notice of any cancellation, with no replacement policy, to the other Party. All insurance of a Party will be primary and non-contributing to any insurance carried by the other Party, to the extent of the first Party’s indemnification obligations.

12.4.1General Liability. General Liability with a minimum per occurrence limit of $5,000,000.

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12.4.2Clinical Trial. If applicable, Clinical Trials coverage with a minimum per occurrence limit of $5,000,000.

12.4.3Workers’ Compensation. Workers’ Compensation with Employers Liability of $4,000,000.

12.5Damages Waiver. EXCEPT FOR (A) A BREACH OF SECTION 6.1, A BREACH OF ARTICLE 10, (C) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 12, OR (D) FRAUD, NEITHER AKCEA NOR PFIZER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, LICENSORS, LICENSEES OR SUBLICENSEES, WILL BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES OR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, DIMINUTION IN VALUE, LOST OPPORTUNITY COSTS OR LOST PROFITS, UNEARNED ROYALTIES, MILESTONE PAYMENTS IN RESPECT OF ANY MILESTONE EVENT IN SECTIONS 8.2, 8.3 AND 8.4 THAT HAS NOT BEEN ACHIEVED, AND ANY DAMAGES THAT ARE SPECULATIVE OR NOT REASONABLY FORESEEABLE AS A PROXIMATE RESULT OF THE BREACH BY A PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS UNDER THIS AGREEMENT, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

ARTICLE 13
TERM AND TERMINATION

13.1Term. The term of this Agreement will commence as of the Execution Date and, unless terminated earlier, shall, on a Product-by-Product and country by country basis, continue until the expiration of the Royalty Term (the “Term”). If the Closing Date has not occurred by the [***] day following the Execution Date, then this Agreement may be terminated by either Party upon written notice to the other Party.

13.2Termination.

13.2.1Termination for Material Breach. From the Execution Date and until the First Commercial Sale of the Product in the United States, subject to Section 13.3 below, each Party (the “Non-Breaching Party”) may terminate this Agreement in relevant part (on a country-by-country basis as such breach relates to the applicable country), or in its entirety if the breach is unrelated to a specific country or countries, upon written notice to the other Party (the “Breaching Party”) if the Breaching Party materially breaches its obligations hereunder and, after receiving written notice identifying such material breach in reasonable detail (a “Default Notice”), fails to cure such material breach within 90 days after delivery of the Default Notice (or within 30 days after delivery of the Default Notice if such material breach is solely based on the Breaching Party’s failure to pay any amounts due hereunder). Notwithstanding anything to the contrary in this Agreement, if the Non-Breaching Party terminates this Agreement under this Section 13.2.1, such termination will be the Non-Breaching Party’s sole and exclusive remedy with respect to any

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breach related to such country or countries (if terminated on a country-by-country basis) or with respect to any breach of this Agreement (if terminated in its entirety), and from and after such termination, neither Party shall have any liability or obligation arising out of or relating to this Agreement in its entirety or with respect to such country or countries, as applicable, other than those obligations under Section 13.3 or 13.4 and the payment obligations accrued as of the date of such termination under ARTICLE 8 hereof.

From and after the First Commercial Sale of the Product in the United States, neither Party will have the right to terminate this Agreement in its entirety or on a country-by-country basis for the Breaching Party’s uncured material breach, but the Non-Breaching Party may seek monetary damages from Breaching Party pursuant to the dispute resolution process set forth in Section 14.2.

13.2.2Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party disputes in good faith the existence, materiality, or failure to cure of any alleged uncured material breach, and provides notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 13.2.1, unless and until (a) it has been determined in accordance with Section 14.2 that this Agreement was materially breached by the Breaching Party and (b) the Breaching Party fails to cure such material breach within 30 days after such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder, including satisfying any payment obligations.

13.2.3Pfizer’s Termination for Convenience At any time following payment by Pfizer of the upfront fee under Section 8.1, subject to Section 13.3 below, Pfizer will be entitled to terminate this Agreement in its entirety for convenience by providing 90 days written notice to Akcea of such termination.

13.3Effects of Termination. Without limiting any other legal or equitable remedies that either Party may have, if this Agreement is terminated pursuant to Section 13.2 then the following will occur on a country-by-country basis, if applicable:

13.3.1the license grants to Pfizer will terminate immediately, and Pfizer, its Affiliates and Sublicensees, subject to Section 13.3.2, will cease selling the Product;

13.3.2the Parties will negotiate in good faith an agreement governing the terms of any reasonably necessary transitional arrangements (including a period during which Pfizer may continue to sell existing inventory which period shall not be less than six months) to ensure (a) continuity of supply of the Product to patients and (b) that there is no adverse impact (e.g., penalties for terminating or removing the Product from existing agreements) to Pfizer in connection with such transition, which in addition to standard contractual provisions such agreement will address the following topics with respect to the Product, as applicable, customer and commercial matters, adverse event reporting, Product complaints, reimbursement support and other patient contact center activities, medical affairs, government and managed care contracts, supply/Manufacturing, quality, regulatory, pharmacovigilance/global safety database and post-approval studies and commitments;

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13.3.3if Akcea so requests, Pfizer will negotiate in good faith with Akcea commercially reasonable terms upon which Pfizer would grant Akcea a royalty-bearing license under the Pfizer Core Technology IP, Pfizer Manufacturing IP and Pfizer Product-Specific IP to Exploit the Product, as follows: (i) if the effective date of the termination occurs prior to the filing of the first Regulatory Approval Application in any country in the Territory, Akcea will pay Pfizer a royalty on worldwide Net Sales of the Product at the rate of 5% until Pfizer has received an amount equal to the total payments made by Pfizer to Akcea under ARTICLE 8, or (ii) if the effective date of termination occurs after the filing of the first Regulatory Approval Application in any country in the Territory, Akcea will pay Pfizer commercially reasonable financial terms that are mutually agreed by the Parties;

13.3.4notwithstanding anything herein to the contrary, Pfizer and its Affiliates will not be required to assign to Akcea any contracts other than, if Akcea so requests, those Supply Agreements that are solely and exclusively related to the Product and freely assignable by Pfizer at no cost to Pfizer;

13.3.5Pfizer will provide to Akcea a fair and accurate description of the status of the Exploitation of the Product in the Territory through the effective date of termination;

13.3.6as soon as reasonably practicable, Pfizer will provide to Akcea any Regulatory Filings for the Product that are in Pfizer’s possession and that Akcea did not previously receive pursuant to Section 2.8.1, and following the transfer of any Regulatory Approvals for the Product, on a country-by-country basis, Akcea will be responsible for all Regulatory Filings, price reporting and reimbursement submissions in such country;

13.3.7if the effective date of termination occurs after the filing of the Regulatory Approval Application in the applicable country and the Regulatory Approvals and pricing and reimbursement approvals for such country cannot be transferred on the effective date of termination, then Pfizer will negotiate in good faith with Akcea or its designee an agreement governing the terms of any reasonably necessary transitional arrangements until such time as all Regulatory Approvals and pricing and reimbursement approvals in such country have been transferred to Akcea or its designee;

13.3.8if the Agreement is terminated by Pfizer pursuant to Section 13.2.3 and the effective date of termination occurs after the First Commercial Sale of the Product, then Pfizer will transfer and assign to Akcea all of Pfizer’s, its Affiliates’ and any Sublicensee’s rights, title and interests in and to the Product Trademark covering all countries in the Territory, but in no case will any house marks of such Persons or any Trademark containing the word “Pfizer” owned by Pfizer or any of its Affiliates or any Sublicensee be included in such assignment.  For any such transfers, Akcea shall be solely responsible for preparing and recording the country-specific trademark assignments (including legalizing assignment documents), and shall bear all costs related thereto.  For clarity, in the event of any other termination of this Agreement, Pfizer has no obligation to transfer or assign to Akcea any of Pfizer’s, its Affiliates’ or any Sublicensee’s rights, title and interests in and to any Product Trademarks intended for use in the Commercialization of the Product;

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13.3.9Pfizer will, upon Akcea’s written request, transfer to Akcea any inventory of the Product owned or controlled by Pfizer, any of its Affiliates or any Sublicensee as of the last day of the period during which Pfizer may continue to sell existing inventory, excluding any de minimis amounts required for internal purposes only, (i) at no cost to Akcea if the effective date of termination occurs prior to the filing of the first Regulatory Approval Application in any country in the Territory until Akcea has received an amount with a value that is equal to the value of the inventory transferred by Akcea and Ionis to Pfizer pursuant to Section 3.3, and at the actual price paid by Pfizer such Affiliate or such Sublicensee for any additional amounts; and (ii) at the actual price paid by Pfizer, such Affiliate or such Sublicensee for such supply if the effective date of termination occurs after the filing of the first Regulatory Approval Application in any country in the Territory;

13.3.10subject to the foregoing, Pfizer will provide, at no cost to Akcea, up to 250 hours of any other assistance reasonably requested by Akcea for the purpose of allowing Akcea or its designee to proceed with the Exploitation of the Product in the Territory; provided that after the first 250 hours of Pfizer’s time for any assistance under this Section 13.3.10, if Akcea requests and Pfizer mutually agrees to perform additional assistance, Akcea will compensate Pfizer at the then-applicable Akcea FTE Rate for Pfizer’s activities conducted under this Section 13.3.10; and

13.3.11Pfizer will, and will ensure that its Affiliates and the Sublicensees, execute all documents and take all such further actions as may be reasonably requested by Akcea in order to give effect to the foregoing clauses.

13.4Accrued Rights; Surviving Provisions of the Agreement

13.4.1Subject to Section 13.2.1 termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such termination or expiration, including any payment obligations accrued as of the date of such termination under ARTICLE 8 hereof, and any and all damages or remedies arising from any breach hereunder. Such termination or expiration will not relieve any Party from obligations which are expressly indicated to survive expiration or termination of this Agreement.

13.4.2The provisions of ARTICLE 1 (Definitions), ARTICLE 10 (Confidentiality), ARTICLE 12 (Indemnification; Insurance), ARTICLE 13 (Term and Termination), ARTICLE 14 (Miscellaneous), Section 5.4 (Effect of Termination on Sublicenses), Section 5.5 (Consequences of Natural Expiration of this Agreement), Section 5.6 (No Other Rights), Section 5.7 (Section 365(n) of the Bankruptcy Code), Section 5.9 (Cross Licenses Under Program Technology), Section 8.10 (Accounting), Section 8.11 (Methods of Payments), Section 8.12 (Taxes), Section 8.13 (Currency Exchange), Section 8.14 (Interest), Section 9.1.2 (Ownership), and Section 11.6  (Disclaimer) will survive the termination of this Agreement or expiration of this Agreement for any reason, in accordance with their respective terms and conditions, and for the duration stated, and where no duration is stated, will survive indefinitely.

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ARTICLE 14
MISCELLANEOUS

14.1Governing Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with the Laws of the State of New York without reference to conflicts of laws principles; provided that with respect to matters involving the enforcement of intellectual property rights, the Laws of the applicable country will apply. The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or any subject matter hereof.

14.2Dispute Resolution. The Parties agree to attempt in good faith to promptly resolve any dispute, controversy, or claim (“Dispute”) arising out of or relating to this Agreement through negotiations between the Parties before resorting to other remedies available to them. If the Parties are unable to resolve the Dispute and any Party wishes to pursue its rights relating to such Dispute, then, except as otherwise expressly provided in this Agreement, the relevant Party will first submit the dispute to mediation within 30 days after written notice by one Party to the other demanding non-binding mediation. Each of the Parties hereby agrees that any mediation will be handled by a mediator appointed by Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in New York, New York, United States. All parties to any mediated Dispute will share the costs of the mediation equally, except that each party to the Dispute will bear its own costs and expenses, including attorney’s fees, witness fees, travel expenses, and preparation costs. If the Dispute is not resolved through mediation, the Dispute will be submitted to JAMS in New York, New York for arbitration before a panel of three arbitrators from the JAMS list, and pursuant to the JAMS Comprehensive Arbitration Rules and Procedures. Each of Pfizer and Akcea will nominate one of the three arbitrators from the JAMS list, and such nominees will together nominate the third arbitrator from the JAMS list. If either Pfizer or Akcea fails to nominate an arbitrator within 14 days after written notice by one Party to the other demanding arbitration, such arbitrator will be appointed by the chairman of JAMS. If the two arbitrators fail to agree upon a third arbitrator within 14 days after written notice of the nomination of the second arbitrator, the third arbitrator will be appointed by the chairman of JAMS. All parties to any arbitrated Dispute will share the costs of the arbitration equally, except that a party to the Dispute will bear its own costs and expenses, including attorney’s fees, witness fees, travel expenses, and preparation costs. Every aspect of the arbitration, including the award, will be treated as the Confidential Information of both of the Parties hereto and shall be deemed to have been disclosed by the other Party hereto. The arbitrator’s award will be final and binding upon the Parties that are party to the Dispute, and judgment upon the award may be entered in any state or federal court of competent jurisdiction in New York State, or application may be made to such court for a judicial acceptance of the award and an enforcement as the law of such jurisdiction may require or allow. Nothing herein will restrict the ability of any Party to provide factual testimony during such proceedings. Notwithstanding the foregoing, any Party may seek an injunction or other equitable relief pending arbitration from any federal or state court of competent jurisdiction in New York State. The forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agreement except to the extent stated in this Agreement.

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14.3Injunctive Relief; Court Actions. Notwithstanding anything to the contrary in this Agreement, each Party will be entitled to seek from any court of competent jurisdiction, in addition to any other remedy it may have at law or in equity, injunctive or other equitable relief in the event of an actual or threatened breach of this Agreement by the other Party, without the posting of any bond or other security, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing mediation or arbitration proceeding. The Parties agree that in the event of a threatened or actual material breach of this Agreement injunctive or equitable relief may be an appropriate remedy. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of Patent Rights or other intellectual property rights, and no such claim will be subject to mediation or arbitration pursuant to Section 14.2.

14.4Assignment

14.4.1This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party; provided, however, that either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part to (a) an Affiliate; or (b) the Acquirer in the context of a Change of Control.

14.4.2Each Party agrees that, notwithstanding any provision of this Agreement to the contrary, if a Party undergoes a Change of Control, no Patent Right, Know-How or other intellectual property or other proprietary rights that were not Controlled prior to such Change of Control by such Party or by any of its Affiliates who were its Affiliates prior to such Change of Control will be deemed Controlled by such Party or its Affiliates for purposes of this Agreement after such Change of Control.

14.5Performance by Affiliates. Each Party hereby acknowledges and agrees that it will be responsible for the full and timely performance as and when due under, and observance of all the covenants, terms, conditions and agreements set forth in this Agreement by its Affiliate(s).

14.6Force Majeure. No Party will be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation (other than a payment obligation) of this Agreement when such failure or delay is due to force majeure. For purposes of this Agreement, force majeure is defined as any cause beyond the control of the affected Party and without the fault or negligence of such Party, which may include acts of God; material changes in Law; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event the Party affected by such force majeure will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of 180 days, after which time the Parties will promptly meet to discuss in good faith how to best proceed in a manner that maintains and abides by the Agreement. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

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14.7Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested) or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Pfizer,
addressed to:	Pfizer Inc.
235 East 42nd Street
New York, NY 10017
Attention: General Counsel
Telephone: 212-733-0752

with a copy to (which shall not constitute notice):

Pfizer Inc.
235 East 42nd Street
New York, NY 10017
Attention: General Counsel
Telephone: 212-733-0752
Email: legalnotices@pfizer.com

Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019
Attention: Lowell Dashefsky
Telephone: 212-836-7021
Email: Lowell.Dashefsky@arnoldporter.com
If to Akcea,
addressed to:	Akcea Therapeutics, Inc.
22 Boston Wharf Road, 9th Floor
Boston, Massachusetts 02210
Attention: Chief Executive Officer
Telephone: 617-217-0202

with a copy to (which shall not constitute notice):

Akcea Therapeutics, Inc.
22 Boston Wharf Road, 9th Floor

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Boston, Massachusetts 02210
Attention: Vice President, Legal
Telephone: 617-217-0202
Email: legalnotices@akceatx.com

If to Ionis (so long as Ionis and Akcea are Affiliates):
Ionis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: Chief Executive Officer
Telephone: 760-603-2350

with a copy to (which shall not constitute notice):
Ionis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: General Counsel
Telephone: 760-603-2732
Email: legalnotices@ionisph.com

or to such other address for such Party as it will have specified by like notice to the other Party, provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery will be deemed to be the next Business Day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery will be deemed to be the third Business Day after such notice or request was deposited with the U.S. Postal Service.

14.8Export Clause. Each Party acknowledges that the Laws of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

14.9Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver of such condition or term or of another condition or term except to the extent set forth in writing.

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14.10Severability. If any provision hereof should be invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

14.11Entire Agreement; Amendments. This Agreement, together with the Schedules hereto, the Development Plan and the Side Letter, set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersede and terminate all prior agreements and understanding between the Parties. In particular, and without limitation, this Agreement supersedes and replaces any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Execution Date. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by the respective authorized officers of the Parties.

14.12Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party and neither Party will represent that it has such authority.

14.13Headings; Construction; Interpretation. Headings and any table of contents used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The terms of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause or Schedule will be deemed to be a reference to any Article, Section, subsection, paragraph, clause or Schedule, of or to, as the case may be, this Agreement. Except where the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document refers to such agreement, instrument other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Law includes all rules and regulations thereunder and any successor Law, in each case as from time to time enacted, repealed or amended, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “include,” “includes,” “including” will be deemed to be followed by the

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phrase “but not limited to,” “without limitation” or words of similar import, (e) words in the singular or plural form include the plural and singular form, respectively, (f) references to any gender refer to each other gender, (g) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, and (h) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein will be interpreted in a correlative manner.

14.14Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

14.15Parties in Interest. All of the terms and provisions of this Agreement will be binding upon, and will inure to the benefit of and be enforceable by the Parties hereto and their respective successors, heirs, administrators and permitted assigns.

14.16Counterparts. This Agreement may be signed in counterparts, each and every one of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies from separate computers or printers. Facsimile signatures and signatures transmitted via PDF will be treated as original signatures.

[Signature page to follow]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Execution Date.

Akcea Therapeutics, Inc.

By:	/s/ Damien McDevitt
Name: Damien McDevitt
Title: Interim Chief Executive Officer

Pfizer Inc.
By:	/s/ Morris J. Birnbaum
Name: Morris J. Birnbaum
Title: SVP-CSO, Internal Medicine

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Schedule 1.5

Structure of AKCEA-ANGPTL3-LRx

[***]

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Schedule 1.8

Akcea Core Technology Patent Rights

[***]

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Schedule 1.14

Akcea Manufacturing Patent Rights

[***]

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Schedule 1.18

Akcea Product-Specific Patent Rights

[***]

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Schedule 1.55

Existing In-License Agreements

[***]

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Schedule 1.130

Prior Agreements

[***]

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Schedule 2.7.3

Akcea’s Right to Co-Commercialize the Product with Pfizer

“Co-Commercialize” or “Co-Commercialization” means, with respect to the Product, conducting activities to market and sell such Product, including:

•	field force detailing the Product;
•	field medical which includes interactions with organized customers (e.g., payers, medical groups and integrated delivery networks)
•	participating in patient support and advocacy initiatives
•	participating in medical affairs communications;
•	participating in the creation and implementation of marketing materials and strategy;
•	participating in field force trainings; and
•	participating at medical meetings and congresses.

Co-Commercialization opt-in principles:

•

Criteria required for Akcea to have the right to opt-in to Co-Commercialize the Product with Pfizer in each Major Market pursuant to Section 2.7.3. For the avoidance of doubt, if the following criteria are not met on the date upon which Akcea delivers a written notice to Pfizer exercising the right to Co-Commercialize the Product with Pfizer pursuant to Section 2.7.3, Akcea will be deemed to not have the capability to Co-Commercialize the Product with Pfizer in each Major Market pursuant to Section 2.7.3. For clarity, Akcea may not opt-in to Co-Commercialize the Product on an Indication-by-Indication basis.

o	[***] in the applicable Major Market
o	Field force coverage for each Major Market where Akcea opts in to Co-Commercialize
o	[***]
o	Ability to provide [***]% of field force detailing in each Major Market. Notwithstanding Section 4.3, Akcea cannot [***] or [***] to achieve such percentage
•	Fee (applied to Akcea’s [***]) provided to Akcea for Co-Commercializing the Product (for clarity, no [***] will be paid to Akcea for Co-Commercializing the Product)
o

A field force fully-loaded FTE rate for [***] to be [***], but not to exceed between $[***] to $[***] per calendar year (the “FF FTE Rate”). A field force fully-loaded FTE rate for [***] to be [***] for each Major Market

o	[***] the FF FTE Rate for the [***] the Product is Commercialized and being sold by Pfizer or its Affiliates and Akcea in each Major Market

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o	The FF FTE Rate for the [***] and [***] calendar year the Product is Commercialized and being sold by Pfizer or its Affiliates and Akcea in each Major Market
o	Akcea’s [***] to the FF FTE Rate after the Product has been Commercialized and sold by Pfizer or its Affiliates and Akcea for more than [***] years in each Major Market
•

The Parties will establish a committee for [***] which meet every [***] months after the date on which Akcea delivers written notice to Pfizer exercising the rights under Section 2.7.3 to discuss Commercialization matters.

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Schedule 3.4

Fully Absorbed Cost of Goods Methodology

Cost Estimate of API Cost per Kilogram

(OOO’s)

[***]

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Schedule 4.1

Project Management Activities

Each Project Manager is responsible for:

(a)	Promoting the overall health of the relationship between the Parties;
(b)	Organizing each meeting of the Parties, including agendas, drafting minutes, and publishing final minutes; and
(c)	Preparing status and progress reports on the above as determined necessary by the Parties.

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Schedule 5.2(ii)

Licensed CMOs as of the Execution Date

[***]

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